Exhibit 10.33

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of January 15, 2003

                                  by and among

                         OAO TECHNOLOGY SOLUTIONS, INC.,

                                its SUBSIDIARIES

                                       and

                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                                       and

                            THE LENDERS NAMED HEREIN

                       $15,000,000 REVOLVING LOAN FACILITY

                                       and

                          $9,000,000 TERM LOAN FACILITY

================================================================================

                                TABLE OF CONTENTS

                                                                                                            Page
ARTICLE 1   Definitions......................................................................................2
     Section 1.1     Definitions, etc.........................................................................2
     Section 1.2     Other Definitional Provisions...........................................................26
     Section 1.3     Accounting Terms and Determinations.....................................................27
     Section 1.4     Financial Covenants and Reporting.......................................................27
ARTICLE 2   Loans............................................................................................28
     Section 2.1     Revolving Loans; Term Loans.............................................................28
     Section 2.2     Notes...................................................................................28
     Section 2.3     Repayment of Loans......................................................................29
     Section 2.4     Interest................................................................................29
     Section 2.5     Borrowing Procedure.....................................................................31
     Section 2.6     Optional Prepayments, Conversions and Continuations of Loans............................31
     Section 2.7     Mandatory Prepayments...................................................................31
     Section 2.8     Minimum Amounts.........................................................................32
     Section 2.9     Certain Notices.........................................................................32
     Section 2.10     Use of Proceeds........................................................................33
     Section 2.11     Fees...................................................................................33
     Section 2.12     Computations...........................................................................34
     Section 2.13     Termination or Reduction of Commitments................................................34
     Section 2.14     Letters of Credit......................................................................34
     Section 2.15     Joint and Several Obligations..........................................................37
     Section 2.14     Letters of Credit......................................................................37
ARTICLE 3   Payments.........................................................................................38
     Section 3.1     Method of Payment.......................................................................38
     Section 3.2     Pro Rata Treatment......................................................................39
     Section 3.3     Sharing of Payments, Etc................................................................39
     Section 3.4     Non-Receipt of Funds by the Administrative Agent........................................39
     Section 3.5     Taxes...................................................................................40
     Section 3.6     Withholding Tax Exemption...............................................................41
     Section 3.7     Reinstatement of Obligations............................................................41
     Section 3.8     No Force Majeure, Disputes..............................................................41
ARTICLE 4   Yield Protection and Illegality..................................................................42
     Section 4.1     Additional Costs........................................................................42
     Section 4.2     Limitation on Types of Loans............................................................43
     Section 4.3     Illegality..............................................................................44
     Section 4.4     Treatment of Affected Loans.............................................................44
     Section 4.5     Compensation............................................................................45
     Section 4.6     Capital Adequacy........................................................................45
     Section 4.7     Additional Interest on Eurodollar Loans.................................................46
ARTICLE 5   Security.........................................................................................47
     Section 5.1     Collateral..............................................................................47
     Section 5.2     Guaranties..............................................................................48

AMENDED AND RESTATED CREDIT AGREEMENT - Page i

     Section 5.3     New Subsidiaries; Additional Capital Stock..............................................48
     Section 5.4     Mortgaged Properties; Landlord Waivers..................................................49
     Section 5.5     Further Assurances......................................................................49
     Section 5.6     Setoff..................................................................................49
ARTICLE 6   Conditions Precedent.............................................................................50
     Section 6.1     Initial Extension of Credit.............................................................50
     Section 6.2     All Extensions of Credit................................................................54
     Section 6.4     Closing Certificates....................................................................54
ARTICLE 7   Representations and Warranties...................................................................55
     Section 7.1     Existence...............................................................................55
     Section 7.2     Financial Statements....................................................................55
     Section 7.3     Corporate Action; No Breach.............................................................55
     Section 7.4     Operation of Business; Licenses and Permits.............................................56
     Section 7.5     Intellectual Property...................................................................56
     Section 7.6     Litigation and Judgments................................................................56
     Section 7.7     Rights in Properties; Liens.............................................................57
     Section 7.8     Enforceability..........................................................................57
     Section 7.9     Approvals...............................................................................57
     Section 7.10     Debt...................................................................................57
     Section 7.11     Taxes..................................................................................57
     Section 7.12     Margin Securities......................................................................58
     Section 7.13     ERISA..................................................................................58
     Section 7.14     Disclosure.............................................................................58
     Section 7.15     Loan Parties...........................................................................59
     Section 7.16     Compliance with Laws...................................................................59
     Section 7.17     Investment Company Act.................................................................59
     Section 7.18     Public Utility Holding Company Act.....................................................59
     Section 7.19     Environmental Matters..................................................................59
     Section 7.21     Labor Disputes and Acts of God.........................................................60
     Section 7.22     Material Contracts.....................................................................60
     Section 7.23     Bank Accounts..........................................................................61
     Section 7.24     Outstanding Securities.................................................................61
     Section 7.25     Solvency...............................................................................61
     Section 7.26     Employee Matters.......................................................................61
     Section 7.27     Insurance..............................................................................61
     Section 7.28     Common Enterprise......................................................................61
     Section 7.29     Burdensome Agreements..................................................................62
ARTICLE 8   Affirmative Covenants................ ...........................................................62
     Section 8.1     Reporting Requirements..................................................................62
     Section 8.2     Maintenance of Existence; Conduct of Business...........................................65
     Section 8.3     Maintenance of Properties and Permits...................................................65
     Section 8.4     Taxes and Claims........................................................................66
     Section 8.5     Insurance...............................................................................66
     Section 8.6     Inspection Rights.......................................................................67

AMENDED AND RESTATED CREDIT AGREEMENT - Page ii

     Section 8.7     Keeping Books and Records...............................................................68
     Section 8.8     Compliance with Laws....................................................................68
     Section 8.9     Compliance with Agreements..............................................................68
     Section 8.10     Further Assurances.....................................................................68
     Section 8.11     ERISA..................................................................................68
     Section 8.12     Non-Consolidation......................................................................68
     Section 8.14     Trade Accounts Payable.................................................................69
     Section 8.15     Delivery of Certain Amendments and Material Contracts..................................69
     Section 8.16     Management.............................................................................69
ARTICLE 9   Negative Covenants...............................................................................69
     Section 9.1     Debt....................................................................................69
     Section 9.2     Limitation on Liens.....................................................................70
     Section 9.3     Mergers, Etc............................................................................70
     Section 9.4     Restricted Payments.....................................................................70
     Section 9.5     Investments.............................................................................71
     Section 9.6     Limitation on Issuance of Capital Stock.................................................72
     Section 9.7     Transactions with Affiliates............................................................72
     Section 9.8     Disposition of Property.................................................................72
     Section 9.9     Sale and Leaseback......................................................................73
     Section 9.10     Lines of Business......................................................................73
     Section 9.11     Environmental Protection...............................................................73
     Section 9.12     Intercompany Transactions..............................................................73
     Section 9.13     Management Fees........................................................................74
     Section 9.14     Modification of Certain Agreements.....................................................74
     Section 9.15     ERISA..................................................................................74
     Section 9.16     No Prepayment of Debt, Etc.............................................................74
ARTICLE 10  Financial Covenants..............................................................................75
     Section 10.1     Minimum Net Worth......................................................................75
     Section 10.2     Fixed Charge Coverage..................................................................75
     Section 10.3     Funded Debt to EBITDA..................................................................75
     Section 10.4     Senior Debt to EBITDA..................................................................75
ARTICLE 11  Default..........................................................................................76
     Section 11.1     Events of Default......................................................................76
     Section 11.2     Remedies...............................................................................78
     Section 11.3     Performance by the Administrative Agent, etc...........................................79
ARTICLE 12  The Administrative Agent.........................................................................80
     Section 12.1     Appointment, Powers and Immunities.....................................................80
     Section 12.2     Rights of Administrative Agent as a Lender.............................................81
     Section 12.3     Defaults...............................................................................81
     Section 12.4     INDEMNIFICATION........................................................................81
     Section 12.5     Independent Credit Decisions...........................................................82
     Section 12.6     Several Commitments....................................................................82
     Section 12.7     Successor Administrative Agent.........................................................83
ARTICLE 13  Miscellaneous....................................................................................84


AMENDED AND RESTATED CREDIT AGREEMENT - Page iii

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
     Section 13.1    Expenses................................................................................84
     Section 13.2    INDEMNIFICATION.........................................................................84
     Section 13.3    Limitation of Liability.................................................................85
     Section 13.4    No Duty.................................................................................85
     Section 13.5    No Fiduciary Relationship...............................................................86
     Section 13.6    Equitable Relief........................................................................86
     Section 13.7    No Waiver; Cumulative Remedies..........................................................86
     Section 13.8    Successors and Assigns..................................................................87
     Section 13.9    Survival................................................................................90
     Section 13.10    ENTIRE AGREEMENT.......................................................................91
     Section 13.11    Amendments.............................................................................91
     Section 13.12    Maximum Interest Rate..................................................................91
     Section 13.13    Notices................................................................................92
     Section 13.14    ARBITRATION............................................................................93
     Section 13.15    GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS..........................94
     Section 13.16    Counterparts...........................................................................94
     Section 13.17    Severability...........................................................................94
     Section 13.18    Headings...............................................................................95
     Section 13.19    Construction...........................................................................95
     Section 13.20    Independence of Covenants..............................................................95
     Section 13.21    Confidentiality........................................................................95
     Section 13.22    WAIVER OF JURY TRIAL...................................................................95
     Section 13.23    Approvals and Consent..................................................................95
     Section 13.24    Service of Process.....................................................................96
     Section 13.24    Service of Process.....................................................................96

AMENDED AND RESTATED CREDIT AGREEMENT - Page iv

                                INDEX TO EXHIBITS

Exhibit A        -   Form of Assignment and Acceptance
Exhibit B        -   Form of Borrowing Base Report
Exhibit C        -   Form of Notice of Borrowings, Conversions, Continuations
                      and Prepayments
Exhibit D        -   Form of Compliance Certificate

                               INDEX TO SCHEDULES

Schedule 1.1(a)  -   Certain Permitted Holders
Schedule 1.1(b)  -   Certain Permitted Liens
Schedule 7.4     -   Permits,  Franchises and  Authorizations  required by
                      Governmental Requirements or issued by Governmental Authorities
Schedule 7.5     -   Intellectual Property
Schedule 7.6     -   Litigation, Etc.
Schedule 7.7     -   Real Property
Schedule 7.10    -   Existing Debt
Schedule 7.13    -   Plans
Schedule 7.15    -   Loan Parties
Schedule 7.22    -   Material Contracts
Schedule 7.23    -   Bank Accounts
Schedule 7.26    -   Employee Matters
Schedule 7.27    -   Insurance
Schedule 7.29    -   Capitalization
Schedule 9.5     -   Certain Investments
Schedule 9.13    -   Management Fees

AMENDED AND RESTATED CREDIT AGREEMENT - Page v

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of January 15, 2003, is by and between OAO TECHNOLOGY SOLUTIONS, INC., a Delaware corporation (the "Company"), OAO TECHNOLOGY SOLUTIONS FEDERAL SYSTEMS, INC., an Illinois corporation ("OAO Federal Systems"), successor by name change to O.A.O. Systems, Inc., OAO TECHNOLOGY SOLUTIONS (CANADA) INC. ("OAO Canada"), a company organized under the law of New Brunswick, Canada, successor by name change to OAO Canada Limited, OAO HEALTHCARE SOLUTIONS, INC., a California corporation ("OAO Healthcare Solutions"), OAO TECHNOLOGY SOLUTIONS UK LIMITED, a United Kingdom corporation ("OAO UK") and OAO TRANSITION, LLC, a Delaware limited liability company ("Transition LLC"), OAO HEALTH SERVICES PROCESSING, INC., a Delaware corporation ("OAO Health Services"), OAO TECHNOLOGY SOLUTIONS EUROPE, B.V., a Netherlands corporation ("OAO Europe-BV"), OAO TECHNOLOGY SOLUTIONS ITALIA SRL., an Italian corporation ("OAO Italia") , OAO TECHNOLOGY SOLUTIONS DEUTSCHLAND GMBH, a German corporation ("OAO Deutschland") , OAO TECHNOLOGY SOLUTIONS FRANCE SARL, a French corporation ("OAO France") , OAO TECHNOLOGY SOLUTIONS BELGIUM SPRL, a Belgian corporation ("OAO Belgium") (the Company, OAO Federal Systems, OAO Canada, OAO Healthcare Solutions, OAO UK, Transition LLC, OAO Health Services, OAO Europe-BV, OAO Italia, OAO Deutschland, OAO France and OAO Belgium are each a "Borrower" and together the "Borrowers"), each of the lending entities which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto as a lender or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, successor in interest to NationsBank, N.A., as Administrative Agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

     A. Pursuant to that certain Credit Agreement dated as of June 30, 1999, by and between the Borrowers and the Lenders, as amended by that certain First Amendment to Credit Agreement dated August 29, 2001 and that certain Second Amendment to Credit Agreement dated April 30, 2002 (collectively, the "Original Credit Agreement"), the Lenders agreed to make various credit facilities available to the Borrowers.

     B. The Borrowers have asked the Lender to amend and restate the Original Credit Agreement, and the Borrowers and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Agreement. The Lender(s) identified on the signature pages of this Agreement desire to provide the credit facilities referred to above with the assistance of the Administrative Agent upon and subject to the terms and provisions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

                                   Definitions

     Section 1.1 Definitions, etc. As used in this Agreement, the following terms shall have the following meanings:

     "Additional Costs" means as specified in Section 4.1(a).

     "Adjusted LIBOR Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) determined by the Administrative Agent to be equal to (a) the LIBOR Rate for such LIBOR Loan for such Interest Period divided by (b) one minus the Reserve Requirement for such LIBOR Loan for such Interest Period.

     "Administrative Agent" means as specified in the introductory paragraph of this Agreement.

     "Advances" means the Loans made under this Agreement.

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, such first Person, (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting Capital Stock of such first Person, or (c) ten percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by such first Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Loan Documents, neither the Administrative Agent nor any Lender nor J.F. Lehman & Company, Inc. nor Terrapin Partners Subsidiary LLC shall be deemed to be an Affiliate of the Borrowers or any Loan Party and shall not be deemed an Affiliate of the Borrowers.

     "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

     "Applicable Commitment Fee Rate" means, for the period commencing effective September 30, 2002 through the earlier of (i) the Revolving Loans Maturity Date (September 30, 2003) or (ii) the date on which the Company's Funded Debt to EBITDA ratio is less than 2.75 to 1.00 on a rolling four quarter basis, fifty
(50) basis points. From such date and thereafter, it shall mean the rate set forth in the table below that corresponds to the ratio of (i) Available Cash Flow to (ii) Consolidated Fixed Charges for the four fiscal quarters of the Company and its Subsidiaries then most recently ended as of the date of such financial statements, calculated in accordance with Section 1.4:

     ---------------------------------------------------------------------------
       Tier      Fixed Charge Coverage     Applicable Commitment
     ---------------------------------------------------------------------------

AMENDED AND RESTATED CREDIT AGREEMENT - Page 2

                 Ratio                                  Fee Rate
     -----------------------------------------------------------
       I         Greater than or equal to 2.0 to 1.0      0.450%
       II        Greater than or equal to 1.5 to          0.500%
                  1.0 but less than 2.0 to 1.0

       III       Greater than or equal to 1.2 to          0.500%
                  1.0 but less than 1.5 to 1.0
       IV        Greater than or equal to 1.0 to          0.500%
                  1.0 but less than 1.2 to 1.0
       V         Less than 1.0 to 1.0                     0.500%

Tiers IV and V set forth in the chart above shall only be applicable for the period September 30, 2002 through the measurement of the Fixed Charge Covenant ration as of December 31, 2003. Beginning with the calculation of Fixed Charge Covenant to be performed with respect to the quarter ending March 31, 2004, any result less than 1.2 to 1.0 shall be considered an Event of Default pursuant to the terms of this Agreement.

The Applicable Commitment Fee Rate shall be calculated on each Calculation Date in arrears based upon the preceding table and the financial statements delivered by the Borrowers pursuant to Section 8.1(b) and the certificate delivered by the Borrowers pursuant to Section 8.1(j) (which may be delivered by telecopy); provided, that if the Borrowers fail to deliver to the Administrative Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Commitment Fee Rate shall be deemed to be the percentage reflected in the preceding table as if the Fixed Charge Coverage ratio was less than 1.2 to 1.0 until the date such statements and certificate are received by the Lender, after which the Applicable Commitment Fee Rate shall be determined as otherwise provided herein

     "Applicable Lending Office" means, for each Lender and each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means, for the period commencing effective September 30, 2002 through the earlier of (i) the Revolving Loans Maturity Date (September 30, 2003) or (ii) the date on which the Company's Funded Debt to EBITDA ratio is less than 2.75 to 1.00 on a rolling four quarter basis, four hundred fifty (450) basis points for LIBOR Rate Loans, two hundred (200) basis points for Base Rate Loans, and three hundred (300) basis points for the purposes of calculating letter of credit fees. From such date and thereafter, it shall mean the rate set forth in the table below that corresponds to the ratio of (i) Available Cash Flow to (ii) Consolidated Fixed Charges for the four fiscal quarters of the Company and its Subsidiaries then most recently ended as of the date of such financial st atements, calculated in accordance with Section 1.4:

AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

     -----------------------------------------------------------------------------------------------------
      Tier       Fixed Charge Coverage                   Standby         Applicable           Applicable
                 Ratio                                   Letter of       Margin               Margin for
                                                         Credit Fee      for LIBOR            Base Rate
                                                                         Loans                Loans
     -----------------------------------------------------------------------------------------------------
                                                                         Revolver and         Revolver and
                                                                         Term Loan            Term Loan
     -----------------------------------------------------------------------------------------------------
      I          Greater than or equal to 2.0 to 1.0     205 bps        205 bps                0 bps
      II         Greater than or equal to 1.5 to
                  1.0 but less than 2.0 to 1.0           230 bps        230 bps               25 bps
      III        Greater than or equal to 1.2 to
                  1.0 but less than 1.5 to 1.0           265 bps        265 bps               50 bps
      IV         Greater than or equal to 1.0 to
                  1.0 but less than 1.2 to 1.0           300 bps        325 bps               100 bps
      V          Less than 1.0  to 1.0
                                                         300 bps        400 bps               150 bps

Tiers IV and V set forth in the chart above shall only be applicable for the period September 30, 2002 through the measurement of the Fixed Charge Covenant ration as of December 31, 2003. Beginning with the calculation of Fixed Charge Covenant to be performed with respect to the quarter ending March 31, 2004, any result less than 1.2 to 1.0 shall be considered an Event of Default pursuant to the terms of this Agreement.

The Applicable Margin shall be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by the Borrowers pursuant to Section 8.1(b) and the certificate delivered by the Borrowers pursuant to Section 8.1(j) (which may be delivered by telecopy); provided, that if the Borrowers fail to deliver to the Administrative Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be four hundred (400) basis points until the date such statements and certificate are received by the Lender, after which the Applicable Margin shall be determined as otherwise provided herein.

     "Asset Disposition" means the disposition of any or all of the Property of a Borrower or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding (a) sales of inventory in the ordinary course of business, (b) the grant of a Lien as security, (c) any involuntary disposition resulting from casualty damage to Property, and (d) dispositions of equipment if and to the extent that the equipment disposed of is, concurrently therewith, exchanged or replaced by equipment of equal or greater value.

     "Assignee" means as specified in Section 13.8(b).

     "Assigning Lender" means as specified in Section 13.8(b).

AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by the Administrative Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

     "Available Cash Flow" means, for any period, the sum of (i) EBITDA plus rent expense less (ii) the sum of (a) cash taxes paid, (b) cash capital expenditures, (c) dividend distributions, and (d) any earn-out payments.

     "Bankruptcy Code" means as specified in Section 11.1(e).

     "Base Rate" means, at any time, the greater of (a) the rate of interest per annum then most recently announced or established by the Reference Bank at its principal office in Charlotte, North Carolina as its commercial prime or base rate then in effect, or (b) the Federal Funds Rate then in effect plus one-half of one percent (0.50%). The Base Rate may not necessarily be the lowest rate of interest charged by the Reference Bank to its commercial borrowers. Each change in any interest rate provided for herein based upon the prime or base rate or the Federal Funds Rate resulting from a change in the prime or base rate or the Federal Funds Rate, respectively, shall take effect without notice to the Borrowers at the time of such change in the prime or base rate or the Federal Funds Rate, respectively.

     "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

     "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

     "Board of Directors" means the board of directors of a Borrower.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Borrowers" means as specified in the initial paragraph of this Agreement.

     "Borrowing Base" means, at any date of determination, an amount equal to the sum of (a) 85% of Eligible Receivables plus (b) 50% of Eligible Unbilled Receivables; provided, however, that Revolving Loans outstanding against Eligible Unbilled Receivables shall at no time exceed $3,500,000, less (c) the outstanding balance owed under the Term Loans (currently $6,750,000), less (d) Letter of Credit Liabilities (which currently total $1,813,248), less (e) any interest rate derivative exposure then outstanding (which currently total $500,000), less (f) any direct foreign exchange hedge exposure then outstanding, it being understood that that such percentages are subject to the results of the Field Examinations performed by the Lender from time to time.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

     "Borrowing Base Report" means a report in substantially the form of Exhibit B attached hereto and completed and certified by a Responsible Officer of the Borrowers certifying as to the Borrowing Base.

     "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in North Carolina, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with LIBOR Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Calculation Date" means the date occurring each quarter during the term of this Agreement which is 15 days after the date on which quarterly financial statements of the Company and its Subsidiaries are required by Section 8.1(b) to be delivered to the Lender (or, if such day is not a Business Day, the next succeeding Business Day).

     "Capital Expenditures" means, as to the Company and its Consolidated Subsidiaries, amounts paid or Debt incurred by such Persons in connection with the purchase or lease by such Persons of Property that would be required to be capitalized and shown on the balance sheet of such Person or Persons in accordance with GAAP.

     "Capital Lease Obligations" means, as to the Company and its Consolidated Subsidiaries, the obligations of such Persons to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Persons under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means corporate stock and any and all securities, shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock.

     "Change in Control" means the existence or occurrence of any of the following: (a) any Capital Stock of any Subsidiary of the Company is owned by any Person other than the Company or any Wholly-Owned Subsidiary of the Company,
(b) any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of Voting Stock of the Company; (c) individuals who, as of the Closing Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director of the Company subsequent to the Closing Date whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then

AMENDED AND RESTATED CREDIT AGREEMENT - Page 6 comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of the Company; (d) the consummation of any transaction the result of which is that any Person or group beneficially owns more of the Voting Stock of the Company than is beneficially owned, in the aggregate, by the Permitted Holders or (e) Terrapin Partners shall cease to own at least 4,984,540 shares (which constitutes 87% of the shares currently held by J.F. Lehman Partners & Company, Inc.) of Voting Stock of the Company.

     "Closing Date" means January 15, 2003, the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Collateral" means all Property of any Person of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

     "Commitments" means, as to any Lender and subject to all conditions precedent to the making of Advances hereunder, such Lender's Revolving Loans Commitment and such Lender's Term Loans Facility Share; provided, that the Term Loans Facility does not and shall not constitute a committed facility and shall be subject to all of the conditions precedent to Advances set forth in this Agreement, including, without limitation, Section 6.3 hereof.

     "Company" means OAO Technology Solutions, Inc., a Delaware corporation.

     "Consolidated Fixed Charges" means, as to the Company and its Consolidated Subsidiaries and for any period, the sum of (a) Consolidated Interest Expense of such Persons paid or payable in cash during such period, plus (b) all scheduled payments (as such scheduled payments are reduced by application of any prepayments) of principal with respect to the Loans and other outstanding Debt during such period, plus (c) rent expense.

     "Consolidated Interest Expense" means, as to the Company and its Consolidated Subsidiaries and for any period, all interest on Debt of such Persons paid or payable in cash during such period, including the interest portion of payments under Capital Lease Obligations.

     "Consolidated Net Income" means, as to the Company and its Consolidated Subsidiaries and for any period, the net income (or loss) of such Persons for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary the financial attributes of which are or would be consolidated with those of such Person in the consolidated financial statements of such Person in accordance with GAAP.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

     "Continue", "Continuation" and "Continued" shall refer to the continuation of a LIBOR Loan as a LIBOR Loan of the same Type from one Interest Period to the next Interest Period.

     "Contract Rate" means as specified in Section 13.12(a).

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Article 4 of one Type of Loan into the other Type of Loan.

     "Current Date" means (a) a date occurring no more than 30 days prior to the Closing Date or other relevant date as may be specified herein (as applicable) or (b) such earlier date which is acceptable to the Administrative Agent.

     "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days (and which are not subject to a dispute as to payment); (d) all Capital Lease Obligations of such Person; (e) all Debt of others Guaranteed by such Person;
(f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person; (i) all indebtedness, liabilities and obligations of such Person under Interest Rate Protection Agreements; and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plans.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan at all times during which any Default has occurred and is continuing or in respect of any other amount payable by the Borrowers under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Default or during the period commencing on the due date of such other amount until such other amount is paid in full equal to the lesser of (a) the sum of three percent (3.00%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans or (b) the Maximum Rate; provided, however, that if such amount in default is principal of a LIBOR Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the lesser of (A) the rate per annum equal to the sum of three and one-quarter percent (3.25%) plus the interest rate for such LIBOR Loan for such Interest Period as provided in clause (ii) of

AMENDED AND RESTATED CREDIT AGREEMENT - Page 8

Section 2.4(a) hereof or (B) the Maximum Rate and, thereafter, the rate provided for above in this definition.

     "Dollars" and "$" mean lawful money of the U.S.

     "EBITDA" means, as to the Company and its Consolidated Subsidiaries (and all approved acquisitions) and for any period, without duplication, the sum of the following for such Persons for such period determined on a consolidated basis in accordance with GAAP: (a) net income, plus (b) interest expense, plus
(c) income taxes (or less income tax credit), plus (d) depreciation and amortization. Such additions or subtractions from net income shall only be made to the extent such items have been deducted or added, respectively, in determining net income.

     "Eligible Assignee" means (a) any Affiliate of a Lender, (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership, limited liability company or other entity) which has been approved by the Administrative Agent as a Lender under this Agreement or
(c) any other entity approved by the Administrative Agent which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business; provided, however, that (i) Eligible Assignee shall not include any Affiliate of the Borrowers and (ii) that no Person shall be an Eligible Assignee without the prior consent of the Borrowers, which consent shall not be unreasonably withheld.

     "Eligible Receivables" means, at any date of determination, each Receivable of a Borrower created in the ordinary course of business which satisfies each of the following requirements or conditions: (a) such Receivable complies with all applicable laws, including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; (b) such Receivable, at the date of issuance of its invoice, was payable not more than 90 days after the original date of issuance of the invoice therefor; (c) such Receivable has not been outstanding for more than 90 days past the date upon which the invoice is payable; (d) such Receivable was created in connection with the sale of goods or the performance of services by a Borrower in the ordinary course of business and such services have been completed and accepted by the account debtors; (e) such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arising from an enforceable contract, the performance of which contract, insofar as it relates to such Receivable, has been completed by a Borrower; (f) a Borrower has good and indefeasible title to such Receivable and the Administrative Agent holds a perfected first priority Lien on such Receivable pursuant to the Loan Documents; (g) such Receivable does not arise out of a contract with, or an order from, an account debtor that, by its terms (other than terms which are invalid under applicable law), prohibits or makes void or unenforceable the grant of a security interest to the Administrative Agent in and to such Receivable; (h) the amount of such Receivable included in Eligible Receivables is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal discounts for prompt payment; (h) the account debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay

AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

[ ]its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs; (i) such Receivable is not evidenced by chattel paper or instruments unless the Lien on such chattel paper or instrument is a perfected first priority Lien on such chattel paper or instrument in favor of the Administrative Agent pursuant to the Loan Documents;
(j) such Receivable is not owed by an affiliate of a Borrower (other than OAO Corporation); (k) such Receivable is payable in Dollars by the account debtor;
(l) the account debtor with respect to such Receivable is not domiciled in or organized under the laws of any country other than the United States of America or Canada, unless such Receivable is fully secured by a letter of credit issued or confirmed by a bank acceptable to the Administrative Agent and which has capital and surplus exceeding $100,000,000 and such letter of credit contains terms and conditions reasonably acceptable to the Administrative Agent; (m) such Receivable is not owed by an account debtor as to which more than 50% of the aggregate balances then outstanding on Receivables owed by such account debtor thereon and/or its Affiliates to a Borrower are more than 90 days past due from the date upon which such invoice was issued; and (n) the account debtor with respect to such Receivable is not located in New Jersey, Minnesota, West Virginia or any other state denying creditors access to its courts in the absence of a notice of business activities report or other similar filing, unless a Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a notice of business activities report or similar appropriate filing with the applicable state agency for the then current year.

The amount of the Eligible Receivables owed by an account debtor to a Borrower shall be net of, and shall be reduced by (if and to the extent not already so reduced by virtue of the preceding clauses of this definition), the amount of all contra accounts, reserves, credits, rebates and (subject to the proviso below) other indebtedness or obligations owed by a Borrower to such account debtor; provided, however, that the existence of any such other indebtedness or obligations owed by a Borrower to such account debtor shall not, in and of itself, reduce the amount of Eligible Receivables owed by such account debtor by the amount of such other indebtedness or obligations (for purposes of this sentence or clause (i) preceding of this definition) except to the extent that such other indebtedness or obligations are then due.

     "Eligible Unbilled Receivables" means, at any date of determination, each Receivable of a Borrower that has not yet been billed to the account debtor but which will be billed in accordance with a Borrower's standard billing procedures within 30 days of the date of determination and which Receivable, when billed, shall constitute an Eligible Receivable.

"Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.Sections.9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C.Sections.6901 et seq., the Occupational Safety and Health Act, 29 U S.C.Sections.651 et seq., the Clean Air Act, 42

AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

U.S.C.Sections.7401 et seq., the Clean Water Act, 33 U. S. C.Sections.1251 et seq., the Emergency Planning and [ ]Community Right to Know Act, 42 U.S.C.Sections.11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq., and the Toxic Substances Control Act, 15 U.S.C.Sections.2601 et seq., and any state or local counterparts.

     "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     "Equity Issuance" means any issuance by the Company of any Capital Stock of the Company.

     "LIBOR Loans" means Loans that bear interest at rates based upon the LIBOR Rate or the Adjusted LIBOR Rate.

     "Event of Default" has the meaning specified in Section 11.1.

     "Excess Proceeds Amount" means as specified in Section 2.7(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Bank on such day on such transactions as determined by the Administrative Agent.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 11

     [ ] "Funded Debt" means, at any particular time, the aggregate amount of all Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consisting of (i) Debt for borrowed money (including, without limitation, the Loans and any Subordinated Debt whether or not such Subordinated Debt constitutes debt in accordance with GAAP), (ii) Debt consisting of Capital Lease Obligations; and (iii) all Debt bearing interest.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, License, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Guarantors" means each Subsidiary of a Borrower at any time existing and each other Person which has executed a Guaranty, and "Guarantor" means any of such Persons.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

     "Guaranty" means a guaranty agreement guaranteeing payment and performance of the Obligations in form and substance satisfactory to the Administrative Agent executed by a Guarantor in favor of the Administrative Agent and the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

     "Initial Funding Date" means the date of the funding of the initial Loan made under the Original Credit Agreement.

     "Insurance Recovery" means, with respect to any Property of a Borrower or any of its Subsidiaries and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by such Loan Party, or the payment by an insurance company to the Administrative Agent, of proceeds of any such Property or casualty insurance.

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one month thereafter; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

               (iii) no Interest Period shall extend beyond the Stated Termination Date.

     [ ]
     "Interest Rate Protection Agreements" means, with respect to the Borrowers, an interest rate swap, cap or collar agreement or similar arrangement between a Borrower and one or more Lenders providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     "Investments" means as specified in Section 9.5.

     "Issuing Bank" means Bank of America, N.A. in its capacity as the issuer of a Letter of Credit.

     "Lender" and "Lenders" means as specified in the initial paragraph of this Agreement.

     "Letter of Credit" means any standby letter of credit issued by the Issuing Bank for the account of a Borrower pursuant to this Agreement.

     "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank, the letter of credit application and reimbursement agreement that such Issuing Bank requires to be executed by the Borrowers in connection with the issuance of such Letter of Credit.

     "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the next Business Day following the last day of each calendar month and the last day of each Interest Period applicable to such Loan.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

          LIBOR Rate  =                     Offshore Base Rate
                            ----------------------------------------------------
                            1.00     -      Reserve Percentage

          Where,

                    "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a one (1) month term. Telerate Page 3750 means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London

AMENDED AND RESTATED CREDIT AGREEMENT - Page 14
          interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for ~a one (1) month term; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Agent's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a one (1) month term; and

                    "Reserve Percentage" means, for any day during any Interest Period, the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the next 1/100th of 1%. The percentage will be expressed as a decimal and will include, but not be limited to, marginal, emergency, supplemental, special and other reserve percentages.

     "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

     "LIBOR Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "LIBOR Term Loans" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

     "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, hypothecation or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit Agreement, the Security Documents and all other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Loan Party" means the Borrowers, any Guarantor or any Person who grants a Lien on any Property to secure the payment or performance of the Obligations or any portion thereof, and "Loan Parties" means all of such Persons.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 15

     "Loans" the Term Loans and the Revolving Loans, and "Loan" means any of such loans.

     "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (b) the business, assets, financial condition, results of operations or prospects of any Borrower individually, (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and/or the Lenders thereunder, (d) the ability of any Loan Party to pay and perform its indebtedness, liabilities and/or obligations under any of the Loan Documents, or
(e) the value of Collateral available to the Administrative Agent and the Lenders after giving effect to Liens in favor of other Persons.

     "Material Contracts" means, as to any Loan Party, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, any Loan Party to such agreement or contract, or by which any Loan Party or any of its Properties is otherwise bound, during any fiscal year of the Loan Party exceeds $8,000,000 (or the equivalent amount in any currency) and any and all amendments, modifications, supplements, renewals or restatements thereof.

     "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate or an amount computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrowers at the time of such change in the Maximum Rate.

     "Monthly Date" means the last day of each month of each year.

     "Mortgage" means a mortgage, deed of trust or other appropriate agreement, document or instrument evidencing or creating a Lien on real Property (and any related personal Property) as security for the Obligations or any portion thereof in form and substance satisfactory to the Administrative Agent executed by any Loan Party in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Mortgaged Properties" means Properties in which a Lien has been granted or purported to be granted pursuant to a Mortgage.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 16

     [ ]"Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from a Borrower or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

     "Net Proceeds" means, with respect to any Asset Disposition, (a) the gross amount of cash received by a Borrower or any of its Subsidiaries from such Asset Disposition, minus (b) the amount, if any, of all taxes paid or payable by a Borrower or any of its Subsidiaries directly resulting from such Asset Disposition (including the amount, if any, estimated by a Borrower in good faith at the time of such Asset Disposition for taxes payable by a Borrower or any of its Subsidiaries on or measured by net income or gain resulting from such Asset Disposition), minus (c) the reasonable out-of-pocket costs and expenses incurred by a Borrower or such Subsidiary in connection with such Asset Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of a Borrower) excluding any fees or expenses paid to an Affiliate of a Borrower, minus (d) amounts applied to the repayment of indebtedness (other than the Obligations) secured by any Permitted Lien (if any) on the Property subject to the Asset Disposition. "Net Proceeds" with respect to any Asset Disposition shall also include proceeds (after deducting any amounts specified in clauses
(b), (c) and (d) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain.

     "Net Proceeds" means, with respect to any Equity Issuance, (i) the gross amount of cash or cash equivalents plus the gross value of all other consideration received from such Equity Issuance, exclusive of the proceeds of sales of Capital Stock of the Company to employees or directors of the Company or its Subsidiaries in connection with the provision of compensation or benefits to such employees or directors for their activities as such, minus (ii) the out-of-pocket costs and expenses incurred by the Company in connection with such Equity Issuance (including any underwriting fees paid to a Person) excluding any fees or expenses paid to an Affiliate of the Company which are in excess of those that would be paid or payable in connection with an arms' length transaction with a Person who is not an Affiliate of the Company.

     "Net Worth" means, at any particular time and without duplication, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Company and its Consolidated Subsidiaries.

     "Notes" means the Promissory Notes in the form of Exhibit C-1 and C-2 hereto made by Borrowers evidencing the Loans and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the Borrowers pursuant to Section 13.8), and "Note" means any of such promissory notes.

     "Notice of Borrowing" means as specified in Section 2.9.

     "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Borrowers or any other Loan Party to the Administrative Agent and the Lenders, or any of them, evidenced by

AMENDED AND RESTATED CREDIT AGREEMENT - Page 17 and/or arising pursuant to any of the Loan Documents (including, without limitation, this [ ]Agreement, the Letter of Credit Agreement and the Notes), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrowers or any other Loan Party to repay the Loans, to pay the Reimbursement Obligations, to pay interest on the Loans (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents; (ii) the indebtedness constituting the Loans and such interest, fees, indemnities, and reasonable costs and expenses, and (b) indebtedness, liabilities and obligations of the Borrowers or any other Loan Party under any and all Interest Rate Protection Agreements that it may enter into with any Lender with the written consent of the Administrative Agent and the Required Lenders; and (iii) the indebtedness owed under any Swap Contract or any document, instrument or agreement between the Borrowers and the Administrative Agent and the Lenders, or any of them, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

     "Payor" means as specified in Section 3.4.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by any Borrower or any ERISA Affiliate for employees of any Borrower or any ERISA Affiliate.

     "Permit" means any permit, certificate, approval, order, License, right-of-way (whether an easement, contract or agreement in any form) or other authorization.

     "Permitted Holders" means (a) the Persons identified on Schedule 1.1(a) hereto and (b) any spouse, parent, sibling, child or grandchild of any of the aforesaid individuals (in each case, whether such relationship arises from birth, adoption or through marriage) or any trust established for the benefit of any such individuals or any spouse, parent, sibling, child or grandchild of any such individuals (in each case whether such relationship arises from birth, adoption or through marriage).

     "Permitted Liens" mean:

          (a)  Liens disclosed on Schedule 1.1(b) hereto;

AMENDED AND RESTATED CREDIT AGREEMENT - Page 18

          [ ](b) Liens securing the Obligations in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) pursuant to the Loan Documents;

          (c) Encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of a Borrower or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

          (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

          (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

          (f) Liens resulting from good faith deposits to secure payment of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business;

          (g) Purchase-money Liens on any Property acquired after the Closing Date or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

               (i) any Property subject to the foregoing is acquired by a Borrower or any of its Subsidiaries in the ordinary course of its respective business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

               (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the Property covered thereby (inclusive of the cost of engineering, furnishing and installation services directly relating to such Property) and shall not be less than 75% of the amortized value of the Property acquired with the proceeds of such Debt;

               (iii) each such Lien shall attach only to the Property so acquired and the proceeds thereof;

AMENDED AND RESTATED CREDIT AGREEMENT - Page 19

               [ ](iv) the Debt incurred in connection with such Liens does not exceed $1,000,000 in any fiscal year; and

          (h) Any extension, renewal or replacement of any of the foregoing Permitted Liens, provided that Liens permitted under this clause (h) shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that (A) none of the Permitted Liens (except those in favor of the Administrative Agent) may attach or relate to the Capital Stock of or any other ownership interest in a Borrower or any of its Subsidiaries and (B) except for the Liens disclosed on Schedule 1.1(b) which are expressly identified as constituting purchase money Liens, none of the Permitted Liens referred to in clause (a) preceding may have a priority equal or prior to the Liens in favor of the Administrative Agent as security for the Obligations.

     "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

     "Principal Office" means the principal office of the Administrative Agent in Charlotte, North Carolina.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Property" means property and assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Date" means the last day of each March, June, September and December of each year.

     "Receivables" means, as at any date of determination thereof, each and every "account" as such term is defined in the UCC and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of a Borrower or any of its Subsidiaries in respect of services rendered by a Borrower or any of its Subsidiaries.

     "Reference Bank" means Bank of America, N.A.

     "Register" means as specified in Section 13.8(d).

     "Registered Note" means as specified in Section 2.2(b).

AMENDED AND RESTATED CREDIT AGREEMENT - Page 20

     [ ]"Registered Note Register" means as specified in Section 13.8(h).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Bank for any drawing under a Letter of Credit.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, dispersement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

     "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than any such event for which the 30-day notice requirement has been waived in regulations issued by the PBGC.

     "Required Lenders" means, at any date of determination, Lenders holding at least two-thirds (in Dollar amount) of the sum of (a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate amount of the outstanding Commitments.

     "Required Payment" means as specified in Section 3.4.

     "Required Term Loans Lenders" means, at any date of determination, Term Loans Lenders holding at least two-thirds (in Dollar amount) of the sum of (a) the aggregate outstanding principal amount of the Term Loans, plus (b) the aggregate amount of the outstanding Term Loans Facility Shares.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 21

     [ ]"Reserve Requirement" means, for any LIBOR Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lenders by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate or the Adjusted LIBOR Rate is to be determined or (b) any category of extensions of credit or other assets which include LIBOR Loans.

     "Responsible Officer" means, as to any Loan Party, the chief executive officer, the president, any vice president, the chief financial officer, the chief operating officer or the treasurer of such Person.

     "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of a Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of a Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any subordinated debt (including, without limitation, Subordinated Debt); (d) any loan, advance or payment to any officer, director or shareholder of a Borrower or any of its Subsidiaries (other than a shareholder consisting of a Borrower or a Wholly-Owned Subsidiary of a Borrower), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business and exclusive of payments made for goods sold or services rendered which comply with Section 9.7; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of a Borrower or any of its Subsidiaries now or hereafter outstanding.

     "Revolving Loans" means as specified in Section 2.1(a).

     "Revolving Loans Commitment" means, as to any Lender, the obligation of such Lender to make or continue Revolving Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Loans Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Revolving Loans Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Revolving Loans Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Revolving Loans Commitments is $15,000,000.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 22

     [ ]"Revolving Loans Commitment Termination Date" means the Revolving Loans Maturity Date or such earlier date on which the Revolving Loans Commitment shall terminate as provided herein.

     "Revolving Loans Lenders" means the Lenders who hold Revolving Loans or who have Revolving Loans Commitments.

     "Revolving Loans Maturity Date" means September 30, 2003.

     "Security Agreements" means security agreements, pledge agreements, securities pledge agreements and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance satisfactory to the Administrative Agent executed by any Loan Party, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any such agreement, document or instrument subsequently executed in accordance or connection with this Agreement or any other Loan Document, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Security Documents" means the Security Agreements and the Mortgages, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Person in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

[ ] "Stated Termination Date" means the later of (a) the Revolving Loans Maturity Date or (b) the date upon which the final installment of principal is due under the Term Loans.

     "Swap Contract" means " any document, instrument or agreement between Debtor and Secured Party or any affiliate of Secured Party, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

     "Subordinated Debt" means, unsecured Debt the payment of which is structurally or contractually subordinated to the payment of the Loans on terms satisfactory to the Administrative Agent and the Required Lenders and as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Obligations to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any Default in the payment of principal (or premium, if any) or interest on the Obligations exists; and (b) such Debt may not (i) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, retirement or repurchase which is contingent upon events of circumstances but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to six months after the final stated maturity of the Loans or (ii) permit redemption or other retirement (including pursuant to an offer to purchase made by any obligor thereon) of such other Debt at the option of the holder thereof prior to the final stated maturity of the Loans, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by any obligor thereon) which is conditioned upon a change of control of any obligor pursuant to provisions set forth in the instruments evidencing such Debt.

     "Subordinated Debt Documents" means any and all agreements, documents and instruments now or hereafter evidencing or governing any Subordinated Debt.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries .

     "Term Loans" means as specified in Section 2.1(b).

AMENDED AND RESTATED CREDIT AGREEMENT - Page 24

     [ ]"Term Loans Amortization Commencement Date" means (i) with respect to each Term Loan made on or prior to May 31, 2000, June 1, 2000, (ii) with respect to each Term Loan made after May 31, 2000 and on or prior to May 31, 2001, June 1, 2001, and (iii) with respect to each Term Loan made after May 31, 2001 and on or prior to May 31, 2002 (in the event that the Term Loans Facility Termination Date is extended past May 31, 2001 in accordance with this Agreement), June 1, 2002.

     "Term Loans Amortization Period Applicable Margin" means, with respect to each Term Loan, the Applicable Margin.

     "Term Loans Facility Share" means, in the aggregate, no more than Nine Million Dollars ($9,000,000), and, as to any Lender, the pro rata share of such Lender in Term Loans made or continued hereunder in an aggregate principal amount up to but not exceeding the amount, if any, set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loans Facility Share" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Term Loans Facility Share" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Term Loans Facility Shares" means such obligations of all Lenders; provided, however, that the Term Loans Facility Shares shall automatically be reduced to zero on the Term Loans Facility Termination Date.

     "Term Loans Facility Termination Date" means May 31, 2002.

     "Term Loans Lenders" means the Lenders who hold Term Loans or who have Term Loans Facility Shares.

     "Term Loans Maturity Date" means September 30, 2006.

     "Type" means any type of variable rate Loan (i.e., a Base Rate Loan or LIBOR Loan).

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Virginia and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

     "U.S." means the United States of America.

     "U.S. Person" means a citizen or resident of the U.S., a corporation, partnership, limited liability company or other entity created or organized in or under any laws of the U.S. or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

     "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the U.S. or any taxing authority thereof.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, managers or general partners (or persons performing

AMENDED AND RESTATED CREDIT AGREEMENT - Page 25

[ ]similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries .

     Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "continuing", "continuation" or "continuance" means, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured to the reasonable satisfaction of the Administrative Agent within the applicable grace period (if any) specified in this Agreement or the other Loan Documents (as applicable) or waived in writing by the requisite Lenders in accordance with Section 13.11. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. All references in this Agreement to any agreement shall be deemed to mean and refer to such agreement as it may be amended, modified or supplemented from time to time if (but only if) such amendment, modification or supplement has been approved by the Administrative Agent and the Required Lenders, is expressly referred to in such reference or is otherwise expressly permitted by the terms of this Agreement.

     Section 1.3    Accounting Terms and Determinations.

     (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a). All financial information delivered to the Administrative Agent pursuant to
Section 8.1 shall be prepared in accordance with GAAP (subject to year end adjustments, if applicable) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements of the applicable Person referred to in Section 7.2 or in accordance with Section 8.7.

     (b) The Borrower shall deliver to the Administrative Agent and the Lenders, at the same time as the delivery of any annual, quarterly or monthly financial statement under Section 8.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) preceding and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

     (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement, the Company will not change the last day of its fiscal year from

AMENDED AND RESTATED CREDIT AGREEMENT - Page 26

[ ]December 31 or the last days of the first three fiscal quarters of the Company in each of its fiscal years from March 31, June 30 and September 30, respectively.

     (d) Unless otherwise expressly provided herein to the contrary, all references herein to the Closing Date shall be deemed to mean and refer to the Closing Date after giving effect to all transactions which occur on or before such date.

     Section 1.4 Financial Covenants and Reporting. All financial statements and reports required to be delivered pursuant to this Agreement and the other Loan Documents, and all financial covenants contained in this Agreement and the various financial ratios referred to in the definitions terms and conditions of this Agreement, shall be prepared or determined (as applicable) in accordance with GAAP (except as may be expressly provided to the contrary herein) and, if and to the extent that such statements, reports or covenants are to be prepared or determined on a consolidated basis, shall be prepared or determined on a consolidated basis for the Company and its Consolidated Subsidiaries except as may be expressly provided to the contrary herein.

                                    ARTICLE 2

                                      Loans

     Section 2.1    Revolving Loans; Term Loans.

     (a) Revolving Loans. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.1(c), Section 2.13(a), Section 6.1 and
Section 6.2), each Revolving Loans Lender severally agrees to make one or more loans to the Borrowers from time to time from and including the Closing Date to but excluding the Revolving Loans Commitment Termination Date up to but not exceeding the amount of such Lender's Revolving Loans Commitment as then in effect minus such Lender's pro rata share of any Letter of Credit Liabilities then outstanding, any interest rate derivative exposure then outstanding, and any foreign exchange exposure then outstanding. (Such loans referred to in this Section 2.1(a) now or hereafter made by the Revolving Loans Lenders to the Borrowers, including, without limitation, such Loans that remain outstanding after the Revolving Loans Commitment Termination Date, are hereinafter collectively called the "Revolving Loans."). As of December 1, 2002, outstanding Letter of Credit Liabilities total $1,813,248; outstanding interest rate derivative exposure totals $500,000 and outstanding direct foreign exchange hedge exposure totals $0.00. Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow the Revolving Loans at any time prior to (but not on or after) the Revolving Loans Commitment Termination Date.

     (b) Term Loans. Subject to the terms and conditions of this Agreement, the Term Loans Lender has made loans to the Borrowers totaling Nine Million Dollars ($9,000,000) (the "Term Loans".) The Borrowers may not re-borrow the Term Loans that have been repaid.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 27

     (c) Borrowing Base. The Borrowers shall be entitled to borrow Revolving Loans up to the lesser of the Revolving Loans Commitment, subject to the various reserves set forth in Section [ ]2.1(a), or the amount of the Borrowing Base, subject to the various reserves and restrictions included in such definition. The Borrowing Base shall be determined in good faith by the Administrative Agent monthly concurrently with the delivery of the Borrowing Base Report to be delivered in accordance with Section 8.1(k). In addition, the Borrowing Base may be re-determined at any time and from time to time by the Administrative Agent in good faith upon the occurrence and during the continuation of a Default.

     (d) Continuation of Loans. Subject to the terms and conditions of this Agreement, the Borrowers may Continue LIBOR Loans.

     (e) Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     Section 2.2    Notes.

     (a) The Revolving Loans made by each Lender shall be evidenced by that certain Amended and Restated Revolving Note dated August 29, 2001.

     (b) The Term Loans made by each Term Loans Lender shall be evidenced by that certain Term Note dated August 29, 2001.

     (c) Registered Notes. Any Lender that is not a U.S. Person and that could become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due to such Lender hereunder relating to any of its Term Loans or Revolving Loans if such Loans were in registered form for U.S. Federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to exchange such Lender's Note evidencing its Term Loans or Revolving Loans for a promissory note registered as provided in
Section 12.8(h) hereof (a "Registered Note"). Registered Notes may not be exchanged for Notes that are not in registered form.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 28

     [ ]Section 2.3 Repayment of Loans.

     (a) Repayment of Revolving Loans. The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Loans Lender, all outstanding principal of the Revolving Loans (and all outstanding principal of the Revolving Loans shall be due and payable) on the Revolving Loans Maturity Date.

     (b) Repayment of Term Loans. The Borrowers shall pay to the Administrative Agent, for the account of each Term Loans Lender, the principal of each of the Term Loans outstanding at any time on or after the Term Loans Amortization Commencement Date for such Term Loan (and the principal of each of the Term Loans outstanding at any time on or after the Term Loans Amortization Commencement Date for such Term Loan shall be due and payable) in sixty (60) monthly installments, commencing on the first Monthly Date after the Closing Date, and continuing on each Monthly Date thereafter through and including the Term Loans Maturity Date for such Term Loan, each of which installments shall be in an amount equal to 1.667% of the principal amount of such Term Loan on the Closing Date. In addition, the Borrowers shall pay to the Administrative Agent for the account of each Term Loans Lender all outstanding principal of the Term Loans (and all outstanding principal of the Term Loans shall be due and payable) on the Term Loans Maturity Date for such Term Loan.

     Section 2.4    Interest.

     (a) Revolving Loans Interest Rate. The Borrowers shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Revolving Loan made by such Lender (or deemed made by such Lender with respect to a Revolving Loan assigned to such Lender after the making of such Revolving Loan) to the Borrowers for the period commencing on the date of such Revolving Loan to, but excluding, the date such Revolving Loan shall be paid in full, at the following rates per annum:

          (i) during the periods such Revolving Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

          (ii) during the periods such Revolving Loan is a LIBOR Loan, the lesser of (A) the Adjusted LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate;

     (b) Term Loans Interest Rate. The Borrowers shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Term Loan made by such Lender (or deemed made by such Lender with respect to a Term Loan assigned to such Lender after the making of such Term Loan) to the Borrowers, at the following rates per annum:

          (i) during the periods such Term Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

          [ ](ii) during the periods such Term Loan is a LIBOR Loan, the lesser of (A) the Adjusted LIBOR Rate plus the Applicable Margin or (B) the Maximum Rate;

          (iii) on and after the Term Loans Amortization Commencement Date for such Term Loan, during the periods such Term Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Term Loans Amortization Period Applicable Margin or (B) the Maximum Rate; and

          (iv) on and after the Term Loans Amortization Commencement Date for such Term Loan, during the periods such Term Loan is a LIBOR Loan, the lesser of (A) the Adjusted LIBOR Rate plus the Term Loans Amortization Period Applicable Margin or (B) the Maximum Rate.

     (c) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

          (i) in the case of Base Rate Loans and each LIBOR Loan, on each Monthly Date;

          (ii) upon the payment or prepayment (whether mandatory or optional) of any such Loan or the Conversion of any such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

          (iii) with respect to each Term Loan, on the Term Loans Maturity Date for such Term Loan and, with respect to the Revolving Loans, on the Revolving Loans Maturity Date.

     (d) Default Interest. Notwithstanding the foregoing, the Borrowers shall pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate (i) at all times during which any Default has occurred and is continuing, on any principal of any Loan outstanding, and (ii) to the fullest extent permitted by law, any other amount payable by the Borrowers under this Agreement or any other Loan Document to or for the account of such Lender which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Administrative Agent.

     Section 2.5 Borrowing Procedure. The Borrowers shall give the Administrative Agent notice of each borrowing hereunder in accordance with
Section 2.9. Not later than 1:00 p.m. (Eastern Standard time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at its McLean, Virginia office, in immediately available funds, for the account of the Borrowers. The amount of each borrowing hereunder so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available, for and on behalf of the Borrowers, in immediately available funds by no later than 1:00 p.m. (Eastern Standard time).

AMENDED AND RESTATED CREDIT AGREEMENT - Page 30

     [ ]Section 2.6 Optional Prepayments of Loans. The Borrowers shall have the right from time to time to prepay the Loans in whole or in part; provided that:
(a) the Borrowers shall give the Administrative Agent notice of each such prepayment and (b) optional prepayments of the Loans shall be applied first to the principal of the Term Loans in the inverse order of maturities of the then remaining installments of such Term Loans (until such Loans are paid in full) and then to the principal of the Revolving Loans. Except for prepayments of the Revolving Loans which may be re-borrowed in accordance with this Agreement, no amounts prepaid pursuant to this Section 2.6 may be re-borrowed.

     Section 2.7    Mandatory Prepayments.

     (a) Asset Dispositions, etc. The Borrowers shall, within two Business Days after it receives any Net Proceeds of any Asset Disposition (other than an Asset Disposition in which the purchaser is one of the Borrowers or a Wholly-Owned Subsidiary thereof), proceeds of any Insurance Recovery or proceeds of condemnation awards aggregating in excess of $500,000 during any period of 12 consecutive months or less (the amount of such Net Proceeds or proceeds exceeding $500,000 received during any such period are herein called the "Excess Proceeds Amount"), pay to the Administrative Agent, as a prepayment of the Loans, an aggregate amount equal to the Excess Proceeds Amount; provided, that no such prepayment will be required if and to the extent that the Excess Proceeds Amount is fully re-invested in productive assets used in the ordinary course of a Borrower's or its Subsidiary's (as applicable) business within 90 days of the receipt of such Excess Proceeds Amount; provided, further, however, that the Excess Proceeds Amount shall be deposited into a cash collateral account held by the Administrative Agent pursuant to an agreement in form and substance satisfactory to the Administrative Agent until such time as such amount (exclusive of any interest accrued thereon) is either re-invested within such 90 day period or applied to the Loans or other Obligations as provided in this Section 2.7.

     (b) Proceeds of Equity Issuance. The Borrowers shall, within five Business Days after the Company receives proceeds after the date hereof from any Equity Issuance, prepay the Loans in the amount of the Net Proceeds of such Equity Issuance.

     (c)  Application of Mandatory Prepayments. All prepayments pursuant to
Section 2.7(a) or Section 2.7(c) shall be applied first to the principal of the Term Loans in the inverse order of maturities of the then remaining installments of such Term Loans (until such Loans are paid in full) and then to the principal of the Revolving Loans. All prepayments pursuant to the first sentence of
Section 2.7(b) shall be applied first to the principal of the Revolving Loans (until such Loans are paid in full) and then to the principal of the Term Loans in the inverse order of maturities of the then remaining installments of such Term Loans (until such Loans are paid in full). All prepayments pursuant to the second sentence of Section 2.7(b) shall be applied to the principal of the Revolving Loans and then to the remaining outstanding Obligations in such order as the Administrative Agent may determine.

     Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each optional prepayment of

AMENDED AND RESTATED CREDIT AGREEMENT - Page 31

[ ]principal of the Loans shall be in an amount at least equal to $250,000 or an integral multiple of $100,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period).

     Section 2.9 Certain Notices. Notices by the Borrowers to the Administrative Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 p.m. (Eastern Standard time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                                Number of
                             Notice                                        Business Days Prior
     ----------------------------------------------------------------------------------------------
     Borrowings or Repayments of Loans which are Base Rate Loans or                      1
      LIBOR Loans not having a designated Interest Period

     Borrowings or Repayments of Loans which are LIBOR Loans having a                    2
      designated Interest Period

     Prepayments of Loans                                                                2

     Terminations or Reductions of Commitments                                           5

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of termination, reduction, borrowing, Conversion, Continuation or prepayment shall be in the form of Exhibit D hereto, appropriately completed as applicable. Each notice of borrowing (a "Notice of Borrowing") (a) shall certify that all proceeds of the requested Loans are, concurrently with the making of such Loans, being used by the Borrowers for the purpose specified in Section 2.10 and (b) shall be accompanied by such other evidence as to use of the proceeds of such borrowing, as the Administrative Agent may reasonably request from time to time. Each notice which includes reference to the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as LIBOR Loan) will be automatically Converted into a Base Rate Loan on the last day of preceding Interest Period for such Loan or (if

AMENDED AND RESTATED CREDIT AGREEMENT - Page 32

[ ]outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrowers may not borrow any LIBOR Loans, Convert any Loans into LIBOR Loans or Continue any Loans as LIBOR Loans if the interest rate for such LIBOR Loans would exceed the Maximum Rate.

     Section 2.10   Use of Proceeds.

     (a) The Borrowers agree that all proceeds of the Revolving Loans shall be used (i) to provide working capital to the Borrowers, (ii) to finance current assets, and (iii) for general corporate purposes.

     (b) Margin Stock. None of the proceeds of any Loan may be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or to purchase or carry any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

     Section 2.11   Fees.

     (a) Restructure/Waiver Fee. Subject to Section 13.12, the Borrowers shall pay to the Administrative Agent upon execution of this Agreement, for the account of each Lender, a restructuring fee of $75,000.00, which fee shall be deemed earned upon its receipt by the Lender.

     (b) Administration Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender, an administration fee in the amount of $7,500 per annum, which fee shall be payable on the Closing Date and each anniversary thereof.

     (c) Unused Line Fee. Subject to Section 13.12, and effective as of September 30, 2002 the Borrowers shall pay to the Administrative Agent for the account of each Revolving Loans Lender, a commitment fee on the daily average unused or unfunded amount of each of such Lender's Revolving Loans Commitments, after all reserves set forth in Section 2.1(a) are deducted, at the rate of the Applicable Commitment Fee Rate per annum based on a 360 day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Revolving Loans Commitment Termination Date.

     Section 2.12 Computations. Interest and fees payable by the Borrowers hereunder and under the other Loan Documents on all Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

     [ ]Section 2.13Termination or Reduction of Commitments.

     (a) Notwithstanding anything to the contrary contained in this Agreement, each of the Commitments shall automatically terminate upon the occurrence of any Change in Control.

     (b) The Borrowers shall have the right to terminate or reduce in part the unused portion of the Term Loans Facility Shares and the Revolving Loans Commitments at any time and from time to time prior to the Term Loans Facility Termination Date and the Revolving Loans Commitment Termination Date, respectively, the Borrowers shall give notice of each such termination or reduction as provided in Section 2.9, and each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

     (c) The Commitments may not be reinstated after they have been terminated or increased after they have been reduced.

     Section 2.14   Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, the Borrowers may utilize the Revolving Loans Commitment by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $2,000,000.

     (b) The Issuing Bank irrevocably agrees to grant and hereby grants to each Revolving Loans Lender and each Revolving Loans Lender irrevocably accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Revolving Loans Lender's own account and risk, an undivided interest in proportion to such Lender's Revolving Loans Commitment in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each Revolving Loans Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Revolving Loans Lender shall pay to the Issuing Bank (through the Administrative Agent) upon demand, an amount equal to such Revolving Loans Lender's participation in such draft, or any part thereof, which is not so reimbursed.

     (c) If any amount required to be paid by any Revolving Loans Lender to the Issuing Bank pursuant to Section 2.14(b) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such Revolving Loans Lender shall pay to the Issuing Bank (through the Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving Loans Lender pursuant to
Section 2.14(b) is not made available to the Issuing

AMENDED AND RESTATED CREDIT AGREEMENT - Page 34

[ ]Bank by such Revolving Loans Lender within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such Revolving Loans Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any Revolving Loans Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.14(c) shall be conclusive in the absence of manifest error.

     (d) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Revolving Loans Lender its pro rata share of such payment in accordance with Section 2.14(b), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to the Administrative Agent (for the account of such Revolving Loans Lender) such Revolving Loans Lender's pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Revolving Loans Lender shall return to the Issuing Bank (through the Administrative Agent) the portion thereof previously distributed by the Issuing Bank to it.

     (e) The Borrowers shall give the Issuing Bank at least five Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Revolving Loans Maturity Date, shall be payable in Dollars, shall support a transaction entered into in the ordinary course of a Borrower's or its Wholly-Owned Subsidiary's business, shall be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such agreements, documents and instruments (including a Letter of Credit Agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this Section 2.14. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and (ii) to the extent not inconsistent with the terms hereof or any applicable Letter of Credit Agreement, be subject to the Uniform Customs and Practice for Documentary Credits (1995 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia.

     (f) The Borrowers agree to pay to the Administrative Agent, concurrently with the issuance of such Letter of Credit, a nonrefundable letter of credit fee with respect to each Letter of Credit issued in a percentage amount equal to the rate specified in the definition of "Applicable Margin" herein, which fee shall be due of the date of issuance of the Letter of Credit. In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 35

[ ]

     (g) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify the Borrowers as to the amount to be paid as a result of such demand or drawing and the respective payment date.

     (h) The Borrowers shall be irrevocably and unconditionally obligated to immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Outstanding Reimbursement Obligations shall bear interest at the Default Rate and such interest shall be payable on demand.

     (i) The Reimbursement Obligations of the Borrowers under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

          (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

          (ii) Any amendment or waiver of or any consent to departure from any Loan Document;

          (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, the Administrative Agent, the Issuing Bank or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

          (iv) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

          (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

     (j) The Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Administrative Agent, the Issuing Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrowers or any other Person for: (i) the failure of any draft to bear any reference or

AMENDED AND RESTATED CREDIT AGREEMENT - Page 36

[ ]adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages,
(iii) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (iv) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding the foregoing, the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not indirect or consequential, damages suffered by the Borrowers which the Borrowers prove in a final nonappealable judgment were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 2.15 Joint and Several Obligations. The obligations of the Borrowers in respect of the Loans and the Obligations are joint and several obligations.

     Section 2.16   Foreign Exchange Trades and Interest Rate Hedges.

     (a) Subject to the terms and conditions of this Agreement, the Borrowers may utilize the Revolving Loans Commitment by requesting advances for foreign exchange trades and interest rate hedges; provided, that the aggregate amount of outstanding foreign exchange trades (for all Borrowers) shall not at any time exceed $5,200,000 and the aggregate amount credit exposure associated with interest rate hedges (for all Borrowers) shall not at any time exceed $500,000.

     (b) The Borrowers assume all risks of the acts or omissions with respect to its use of such credit facilities. Neither the Administrative Agent, the Lender nor any of their respective officers or directors shall have any responsibility or liability to the Borrowers or any other Person in such regard.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 37

[ ]                                  ARTICLE 3

                                    Payments

     Section 3.1 Method of Payment. All payments of principal, interest, fees and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Administrative Agent at its McLean, Virginia office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. (Eastern Standard time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrowers shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as the Administrative Agent may elect, subject to
Section 3.2). Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral and all other funds of the Borrowers in the possession of the Administrative Agent or any Lender, may be applied by the Administrative Agent to the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 3.2. Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the Lenders under Section 2.1, each payment of commitment fees under Section 2.11(a) shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.13 shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment by the Borrowers of principal of or interest on Loans of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders.

     Section 3.3 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase [ ] from

AMENDED AND RESTATED CREDIT AGREEMENT - Page 38 the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrowers agree, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of the Borrowers.

     Section 3.4 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrowers (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 39

     [ ]Section 3.5 Taxes.

     (a) All payments by the Borrowers of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than franchise taxes and taxes on the overall net income of any Lender). If any such taxes, levies, duties, imposts, assessments or other charges are so levied or imposed, the Borrowers will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that the Borrowers shall not have any obligation to pay such additional amounts to any Lender to the extent that such taxes, levies, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of
Section 3.6), (ii) make such withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the Borrowers will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by the Borrowers under or with respect to the Loans other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by the Borrowers which have previously resulted in the payment of the required additional amount to such Lender, and
(B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans) after such reimbursement will not be less than the net amount such Lender would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. The Borrowers shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

     (b) The Borrowers will indemnify the Administrative Agent and each Lender (without duplication) against, and reimburse the Administrative Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Administrative Agent or such Lender or any lending office of the Administrative Agent or such Lender by any jurisdiction in which the Administrative Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 40

[ ]

     (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrowers under this Section 3.5 shall survive the payment of the Loans and the other Obligations and termination of the Commitments.

     Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it initially becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrowers and the Administrative Agent, two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to the Borrowers and the Administrative Agent, two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

     Section 3.7 Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the Notes and the Security Documents), (c) the indebtedness, liabilities and obligations of a Borrower and any other Loan Parties and (d) all Liens for the benefit of the Administrative Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

     Section 3.8 No Force Majeure, Disputes. The Borrowers' obligation to pay all amounts due under the Loans and the other Obligations shall not be affected by (a) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrowers may have against any Lender, (b) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrowers or affecting any of their Properties,
(c) any action of any Governmental Authority or any damage to or destruction of or any taking of the Borrowers'

AMENDED AND RESTATED CREDIT AGREEMENT - Page 41

[ ] Property or any part thereof, (d) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission herein or in the other Loan Documents (except for express written modifications to this Agreement or other Loan Documents as and in the manner permitted under this Agreement or the other Loan Documents), (e) any dissolution of the Borrowers,
(f) any inability or illegality with respect to the use or ownership of the Borrowers' Property, (g) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, (h) the invalidity or unenforceability of any of the Loan Documents or any other infirmity therein or any lack of power or authority of the Administrative Agent or any Lender or the Borrowers, or (i) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Borrowers shall have notice or knowledge of any of the foregoing, it being the intention of the Administrative Agent and the Lenders and the Borrowers that the Obligations of the Borrowers shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof or of any of the other Loan Documents.

                                    ARTICLE 4

                         Yield Protection and Illegality

     Section 4.1    Additional Costs.

     (a) The Borrowers shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any of such Loans, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

          (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Rate" in Section 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted LIBOR Rate); or

AMENDED AND RESTATED CREDIT AGREEMENT - Page 42

          [ ](iii) imposes any other condition affecting this Agreement or the Notes or any extensions of credit or liabilities or commitments contemplated hereunder or thereunder.

Each Lender will notify the Borrowers (with a copy to the Administrative Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Borrowers) will designate a different Applicable Lending Office for the LIBOR Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S. Each Lender will furnish the Borrowers with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from the Borrowers under this
Section 4.1(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, LIBOR Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

     (b)  Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

     (c)  Determinations and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

     Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any LIBOR Loans:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the

AMENDED AND RESTATED CREDIT AGREEMENT - Page 43

[ ] relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

     (b) the Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Rate" or "Adjusted LIBOR Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans;

then the Administrative Agent shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to Convert Base Rate Loans into LIBOR Loans and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

     Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make LIBOR Loans or (b) maintain LIBOR Loans, then such Lender shall promptly notify the Borrowers (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain LIBOR Loans and to Convert Base Rate Loans into LIBOR Loans hereunder shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

     Section 4.4 Treatment of Affected Loans. If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the LIBOR Loans (or on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made as or Converted into Base Rate Loans and all Loans of such Lender which would otherwise be Converted into LIBOR Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers that the circumstances specified in
Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's Base Rate Loans shall be automatically

AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

[ ]Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     Section 4.5 Compensation. The Borrowers shall pay to the Administrative Agent for the account of each Lender, promptly upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

     (a) Any payment, prepayment or Conversion of a LIBOR Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

     (b) Any failure by the Borrowers for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a LIBOR Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

     Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

     Section 4.7    Additional Interest on LIBOR Loans. Without duplication of
Section 2.4 or amounts directly included in the definition of the term "Adjusted LIBOR Rate", the Borrowers shall pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each LIBOR Loan held by such Lender, from the date of the making of such LIBOR Loan until such

AMENDED AND RESTATED CREDIT AGREEMENT - Page 45

[ ] principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted LIBOR Rate applicable to such LIBOR Loan minus (b) the LIBOR Rate applicable to such LIBOR Loan. Each payment of additional interest pursuant to this Section 4.7 shall be payable by the Borrowers on each date upon which interest is payable on such LIBOR Loan pursuant to Section 2.4(b); provided, however, that the Borrowers shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the Borrowers have been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the Borrowers shall be obligated to make all such payments of additional interest, including, without limitation, such payment of additional interest that otherwise would have been payable by the Borrowers on or prior to such time had the Borrowers been earlier informed).

     Section 4.8 Basis for Determining LIBOR Rate Inadequate or Unfair. If with respect to any Interest Period:

     (a) deposits in Dollars (in the applicable amounts) are not being offered to the Lender in the relevant market for such Interest Period, or the Lender otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the London interLender market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

     (b) the Lender reasonably determines that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the Loans for such Interest Period, or that the making or maintaining of the Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects the Loans; then the Lender shall promptly notify the Borrowers in writing thereof and the Lender and the Borrowers shall attempt to agree upon an alternative rate that would otherwise compensate the Lender for the cost of making or maintaining the Loans. In the event the parties cannot agree on an alternative rate, then, within sixty (60) days thereafter, the Borrowers shall either: (a) prepay the Loans, together with all accrued interest thereon, Breakage Fees, if any, and all other sums due hereunder; or (b) request the Lender to convert the interest rate applicable to the Loans from a rate based on the LIBOR Rate to the Base Rate effective on the last day of the current Interest Period. The Lender shall agree to modify the terms of the Notes reflecting the change in the applicable interest rate so long as no Default or Event of Default has the occurred.

     Section 4.9 Changes in Law Rendering Maintenance of the Loans Unlawful, etc. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central Lender or comparable agency charged with the administration thereof, should make it unlawful for the Lender to make or maintain the Loans, then the Lender shall promptly notify the Borrowers of such change and the Lender and the Borrowers shall attempt to restructure the Loans on terms on which the Lender could make or maintain the Loans and which preserves and maintains the Lender's anticipated rate of return. The Borrowers shall be [ ] responsible for all out-of-pocket costs and expenses incurred by the Lender in connection with

AMENDED AND RESTATED CREDIT AGREEMENT - Page 46 such restructuring and relating to any required modifications to the Loan Documents. If, however, the parties cannot agree or if the Loans cannot be restructured on a basis on which the Lender could make or maintain the Loans, then, within sixty (60) days thereafter, the Borrowers shall prepay the Loans, together with all accrued interest thereon, Breakage Fees, if any, and all other sums due hereunder.

     Section 4.10 Funding Losses. The Borrowers hereby agrees that upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount claimed) the Borrowers will indemnify the Lender against any net loss or out-of-pocket expense (collectively, the "Breakage Fees") which the Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain the Loans), as reasonably determined by the Lender, as a result of any prepayment of any amounts due under the Notes other than at the end of an Interest Period.

     Section 4.11   Discretion of Lender as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any matter it sees fit.

     Section 4.12 Conclusiveness of Statements; Survival of Provisions. Determinations and statements issued by the Lender pursuant to the provisions hereof shall be conclusive absent demonstrable error. The Lender may use reasonable averaging and attribution methods in determining compensation under this Section, and the provisions of such Section shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

                                    ARTICLE 5

                                    Security

     Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, the Borrowers will, and will cause each of the Subsidiaries of the Borrowers to, grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a perfected, first priority Lien on all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, pursuant to the Security Documents, including, without limitation, the following, whether owned as of the Closing Date or thereafter owned or acquired:

     (a)  all Capital Stock of each of the Subsidiaries of the Borrowers;

     (b) all of the Property (as such Property is more specifically described in the Security Documents) of the Borrowers and each of the Subsidiaries of the Borrowers, including, without limitation, the following: Investments (including certificates of deposit); accounts; inventory (including, without limitation, work in process); equipment; deposit accounts (including cash collateral accounts), contract rights (including, without limitation, rights of way, easements, leases [ ] and all related contracts); customer deposits in connection with purchase orders; general

AMENDED AND RESTATED CREDIT AGREEMENT - Page 47 intangibles; Mortgaged Properties; instruments;chattel paper; Licenses; Permits; Intellectual Property; and inter-company Debt;

     (c)  all Debt owed to the Borrowers or to any Subsidiary of a Borrowers;
and

     (d)  all cash and non-cash proceeds and products of any of the foregoing.

     Section 5.2 Guaranties. The Company will cause each of its Subsidiaries that is not a Borrower, if any, and each Subsidiary of any Borrower other than the Company, if any, whether owned as of the Closing Date or thereafter organized or created, to Guarantee the payment and performance of the Obligations pursuant to the Guaranties.

     Section 5.3    New Subsidiaries; Additional Capital Stock.
Contemporaneously with the creation or acquisition of any Subsidiary of a Borrower after the Closing Date, such Borrower shall:

     (a) grant or cause to be granted to the Administrative Agent, for the benefit of itself and the Lenders, a perfected, first priority security interest in all Capital Stock of such Subsidiary owned by such Borrower or any Subsidiary of such Borrower (to the extent such Capital Stock was not previously pledged to the Administrative Agent);

     (b) cause each such Subsidiary to Guarantee the payment and performance of the Obligations by executing and delivering to the Administrative Agent a Guaranty or a joinder therein acceptable to the Administrative Agent; and

     (c) cause each such Subsidiary to execute and deliver to the Administrative Agent a Security Agreement and such other Security Documents, in form and substance acceptable to the Administrative Agent, as the Administrative Agent may request to grant the Administrative Agent, for the benefit of itself and the Lenders, a perfected, first priority Lien on all Property of such Subsidiary.

Contemporaneously with the issuance of any additional Capital Stock of any of the Subsidiaries of a Borrower after the Closing Date, such Borrower shall, and shall cause each of the Subsidiaries of such Borrower to, grant or cause to be granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority security interest in all Capital Stock or other ownership interests in such Subsidiary owned by such Borrower or any Subsidiary of such Borrower (to the extent such Capital Stock or other ownership interests are already not so pledged to the Administrative Agent). The Borrowers covenant that none of the Capital Stock to be pledged in accordance with this Section 5.3 shall be subject to any transfer restriction, shareholders' agreement or other restriction except for such restrictions under applicable securities laws, such restrictions existing as of the Closing Date which have been disclosed to the Administrative Agent in the Security Documents and such restrictions, if any, as may be reasonably acceptable to the Administrative Agent. In connection with and in addition to the foregoing, the Borrowers shall, and shall cause each of the Subsidiaries of the Borrowers and other appropriate Persons (as applicable) [ ] to, execute and/or deliver such further agreements, documents and instruments (including, without

AMENDED AND RESTATED CREDIT AGREEMENT - Page 48 limitation, stock certificates, stock powers and financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 5.3.

     Section 5.4 Mortgaged Properties; Landlord Waivers. Without limiting the generality of the other terms and provisions of this Article 5, the Borrowers shall, and shall cause each of the Subsidiaries of the Borrowers to, on the Closing Date (with respect to fee real Property owned as of the Closing Date) or contemporaneously with the acquisition of any fee real Property (with respect to fee real Property acquired after the Closing Date), execute, acknowledge and deliver to the Administrative Agent a Mortgage or an amendment or modification to an existing Mortgage covering all fee real Property owned by any such Loan Party, together with evidence in form and substance reasonably satisfactory to the Administrative Agent and its counsel that the Mortgage creates a valid, first priority Lien on the fee estate, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders securing the payment and performance of the Obligations (including, without limitation and if requested by the Administrative Agent, a commitment for a mortgagee policy of title insurance or a title opinion in favor of the Administrative Agent), and together with current appraisals complying with all applicable regulatory requirements and surveys certified to the Administrative Agent if requested by the Administrative Agent. In addition, if reasonably requested by the Administrative Agent, the Borrowers shall, and shall cause each of such Loan Parties with an interest in such Property to, provide the Administrative Agent with a current environmental assessment of such Property in form and substance reasonably satisfactory to the Administrative Agent. In addition, with respect to each lease of real Property executed by a Borrowers, such Borrower will use its reasonable efforts to obtain waivers or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral or Property affected thereby, the Administrative Agent's access to such Collateral or Property and the right of the Administrative Agent, the Lenders or their designee to succeed to the rights of the Loan Party that is the lessee under the lease, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     Section 5.5 Further Assurances. In addition to the foregoing, the Borrowers shall, and shall cause each of the other Loan Parties and other appropriate Persons (as applicable) to, execute and/or deliver such further agreements, documents and instruments (including, without limitation, financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Article 5.

     Section 5.6    Setoff. If an Event of Default shall have occurred and be

continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrowers, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding any trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of a Borrower against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement, such Lender's Note or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made [ ] any demand under this Agreement, such Lender's Note or any such other Loan Document and

AMENDED AND RESTATED CREDIT AGREEMENT - Page 49 although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                    ARTICLE 6

                              Conditions Precedent

     Section 6.1 Extensions of Credit. The obligation of each Lender to make Loans under this Agreement is subject to the receipt by the Administrative Agent, on or before the Closing Date, of all of the following in form and substance satisfactory to the Administrative Agent and, in the case of actions to be taken, the taking of the following required actions and evidence that such actions have been taken to the satisfaction of the Administrative Agent:

     (a) Resolutions. Resolutions of the board of directors or equivalent governing body (as applicable) certified by the Secretary or an Assistant Secretary or equivalent officer or representative of each Loan Party which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

     (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary (or other analogous officer) of each Loan Party certifying as to the name of each officer or other representative of such Loan Party (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

     (c) Articles of Incorporation. The articles of incorporation or other analogous constitutional documents of each Loan Party certified by the Secretary of State or other applicable Governmental Authority of the state of incorporation of such corporation and dated as of a Current Date;

     (d) Bylaws. The bylaws or other analogous constitutional documents of each Loan Party certified by its Secretary or an Assistant Secretary (or other analogous officer or representative);

     (e) Governmental Certificates. Certificates of appropriate officials as to the existence and good standing of each of the Loan Parties in its jurisdiction of incorporation or organization and in all jurisdictions in which such Loan Party is qualified or is required to qualify to do business as a foreign entity, each such certificate to be dated as of a Current Date;

AMENDED AND RESTATED CREDIT AGREEMENT - Page 50

     [ ] (f) Notes. The Notes duly completed and executed by the Borrowers (one payable to the order of each Lender with respect to each of its Term Loans Facility Share and Revolving Loans Commitment);

     (g) Security Agreements and Other Security Documents. Security Agreements and other Security Documents executed by each of the Loan Parties pertaining to the Collateral owned by such Loan Party or in which such Loan Party has rights sufficient to create a Lien (one such Security Agreement executed by each such Loan Party) together with all related financing statements and other filings, consents to collateral assignments from all parties to all Material Contracts included as part of the Collateral in form and substance acceptable to the Administrative Agent (to the extent such consents may be obtained through reasonable efforts of the Borrowers), delivery of all pledged Capital Stock and instruments evidencing such Capital Stock together with appropriate stock powers and endorsements and, with respect to each existing lease of real Property where Collateral is located, waivers or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral or Property affected thereby, the Administrative Agent's access to such Collateral or Property and the right of the Administrative Agent, the Lenders or their designee to succeed to the rights of the Loan Party that is the lessee under the lease, in each case in form and substance satisfactory to the Administrative Agent (to the extent such waivers, subordinations or consents may be obtained through reasonable efforts of the Borrowers);

     (h) Mortgages, etc. Mortgages executed by each of the Loan Parties pertaining to the real Property Collateral owned by such Loan Party (one Mortgage executed by each such Loan Party) and, with respect to each tract of such real Property, a mortgagee policy of title insurance insuring the first Lien status of each such Mortgage, a current survey certified to the Administrative Agent and the Lenders, an appraisal complying with all applicable regulatory requirements, and an environmental survey acceptable to the Administrative Agent;

     (i) Insurance Certificates and Policies. Certificates evidencing all insurance policies required by this Agreement and the other Loan Documents and, if requested by the Administrative Agent, copies of all such insurance policies;

     (j) Lien Searches. Lien searches in the name of each of the Loan Parties (and in all names under which any of them has done business within the last five years) in each jurisdiction where such Loan Party maintains an office or has Property, showing no financing statements or other Lien instruments of record affecting the Collateral except for Permitted Liens and Liens being released prior to or concurrently with the making of the initial Loan;

     (k) Payment of Fees and Expenses. The Borrowers shall have paid all fees due on or before the Closing Date as specified in this Agreement;

     (l) Compliance with Laws. The Borrowers and the other Loan Parties shall have complied in all material respects with all Governmental Requirements necessary to execute and

AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

[ ] deliver this Agreement and the other Loan Documents and to perform and consummate the transactions contemplated by this Agreement and the other Loan Documents;

     (m) No Prohibitions. No Governmental Requirement shall prohibit the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or to the Borrowers' knowledge, threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document or otherwise have a Material Adverse Effect;

     (n) Financial Statements. Copies of each of the financial statements referred to in Section 7.2;

     (o) Opinions of Counsel. Favorable legal opinions of counsel for the Loan Parties, in form and substance and issued by law firms satisfactory to the Administrative Agent, with respect to the Loan Parties and with respect to the Loan Documents;

     (p) Legal Matters and Loan Documents. All matters of a legal nature relating to the Borrowers and the other Loan Parties and this Agreement and the other Loan Documents and involving not less than $50,000, shall be reasonably satisfactory to the Administrative Agent and its counsel, and the Administrative Agent shall have received all such other agreements, documents and instruments, each in form and substance and executed and delivered by all parties, as the Administrative Agent may have reasonably requested to receive;

     (q) Material Contracts. A true and correct and fully executed copy of each of the Material Contracts in existence as of the Closing Date, in form and substance satisfactory to the Administrative Agent;

     (r) Permits. Copies of all material Licenses or Permits materially affecting any Loan Party in connection with its businesses or any of the Properties owned or leased by it and in connection with its businesses to be conducted and Properties to be owned or leased, and evidence satisfactory to the Administrative Agent that the Borrowers and each other Loan Party is able to conduct its businesses as currently conducted and as to be conducted with the use of such material Licenses and Permits in full force and effect; and the Administrative Agent shall be satisfied that (i) the Borrowers and each other Loan Party has the exclusive, unrestricted right to use each of such material Licenses and Permits pursuant to license agreements or other agreements, documents or instruments in form and substance reasonably satisfactory to the Administrative Agent and (ii) the Borrowers and each other Loan Party has materially complied with all initial and on-going conditions of the issuance and use of all such material Licenses and Permits and all other terms and provisions thereof;

AMENDED AND RESTATED CREDIT AGREEMENT - Page 52

     [ ] (s) Waivers and Consents. To the extent not referred to in clause (g) preceding, copies of all material waivers and consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party as the Administrative Agent may require and the grant of a security interest in each Material Contract of each Loan Party, which waivers and consents shall be certified by a Responsible Officer of the Borrowers as true and correct copies of such consents as of the Closing Date;

     (t) Regulatory Approvals. Evidence satisfactory to the Administrative Agent that all filings, consents or approvals with or of Governmental Authorities necessary to execute and deliver this Agreement and the other Loan Documents and to perform and consummate the transactions contemplated by the Loan Documents have been made and obtained, as applicable;

     (u) No Material Adverse Change. As of the Closing Date, (i) no material adverse change shall have occurred with respect to the business, assets, financial condition, results of operations, operations, capitalization, indebtedness, liabilities, obligations, profitability or prospects or Properties or of the general affairs or management of the Company and its Subsidiaries, taken as a whole, or of any Borrower individually, in each case since September 30, 2002, (ii) no disruption or adverse change in the capital markets generally or in the market for loan syndications in particular shall have occurred since September 30, 2002, which disruption or adverse change is deemed material in the judgment of the Administrative Agent, and (iii) the Administrative Agent shall be satisfied that the financial performance of the Company and its Subsidiaries to the Closing Date is not materially different from the financial projections for such Person(s) through the Closing Date that were previously submitted to the Administrative Agent;

     (v) Solvency. A certificate from each of the Loan Parties certifying that each of the Loan Parties is Solvent (giving effect to any contributions made, or available to be made from the financial resources of the Company, by the Company to such Loan Party or contribution agreements between the Company and such Loan Party); and

     (w) Collateral Audit. The Administrative Agent shall have completed, within 60 days of the date of this Agreement, its audit of the Collateral and business systems of the Borrowers and the Subsidiaries of the Borrowers and the results of such audit shall be satisfactory to the Lenders; and

The Borrowers shall deliver, or cause to be delivered, to the Administrative Agent sufficient counterparts of each agreement, document or instrument to be received by the Administrative Agent under this Section 6.1 to permit the Administrative Agent to distribute a copy of the same to each of the Lenders. After the request of the Borrowers, the Administrative Agent shall inform the Borrowers in writing as to the status of satisfaction of the conditions precedent set forth in this Section 6.1.

     Section 6.2 Additional Conditions Precedent. The obligation of each Lender to make any Loan (including the initial Loan) under this Agreement is subject to the continued satisfaction of each of the conditions precedent set forth in Section 6.1 and each of the following additional conditions precedent:

AMENDED AND RESTATED CREDIT AGREEMENT - Page 53

[ ]

     (a) No Default or Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Loan;

     (b) Representations and Warranties. All of the representations and warranties of the Borrowers and the other Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date unless they relate solely to an earlier date;

     (c) Borrowing Base. If, after giving effect to the requested Advance, the aggregate amount of Revolving Loans does not exceed the Borrowing Base;

     (d) Use of Proceeds. The Borrowers shall have certified to the Administrative Agent that all proceeds of the Loans then being made by the Lenders are, concurrently with the making of such Loans, being used by the Borrowers for the purposes specified in Section 2.10;

     (e) Full Disclosure. Neither the Borrowers nor any other Loan Party has failed to disclose to the Administrative Agent or any Lender any material fact with respect to its business or its financial condition (including any contingent liabilities), or has failed to disclose any information, the absence of which makes any information previously disclosed to the Administrative Agent or any Lender materially misleading; and

     (f) Additional Documentation. The Administrative Agent shall have received such additional approvals, agreements, documents and instruments as the Administrative Agent may reasonably request.

Each notice of borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers that the conditions precedent set forth in this Section 6.2 have been satisfied (both as of the date of such notice and, unless the Borrowers otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

     Section 6.3 Closing Certificates. The Borrowers shall, concurrently with the Closing Date (with respect to the conditions precedent set forth in Section 6.1) and concurrently with the date of the making of each other Loan if requested by the Administrative Agent, execute and deliver to the Administrative Agent a certificate in form and substance satisfactory to the Administrative Agent certifying as to the satisfaction of each of the conditions precedent set forth in this Article 6 which are required to be satisfied on or before such date (without regard to whether such matters are, in fact, satisfactory to the Administrative Agent to the extent that such satisfaction is required hereunder).

                                    ARTICLE 7

AMENDED AND RESTATED CREDIT AGREEMENT - Page 54

                       [ ] Representations and Warranties

     The Borrowers represent and warrant to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

     Section 7.1 Existence. Each Loan Party (a) is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or organization), (b) has all requisite power and authority to own its Properties and carry on its business as now conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Loan Parties has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party.

     Section 7.2    Financial Statements.

     (a) The Company has delivered to the Administrative Agent and the Lenders the audited consolidated and consolidating financial statements (including balance sheet and statements of income or operations, shareholders' equity and cash flows) of the Company and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2001. All financial statements required to be delivered to the Administrative Agent in accordance with this Agreement (including, without limitation, those referred to in the immediately preceding sentence) are or will be when delivered (as applicable) true and correct, have been or will be (as applicable) prepared in accordance with GAAP and fairly and accurately present or will fairly and accurately present (as applicable), on a consolidated and consolidating (where applicable) basis, the financial condition of the Company and its Consolidated Subsidiaries as of such dates and the results of operations for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the financial condition, results of operations, businesses, operations, Properties, capitalization, assets, liabilities or prospects of the Company and its Subsidiaries taken as a whole, or of any Borrower on an individual basis, since September 30, 2002.

     Section 7.3 Corporate Action; No Breach. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite entity action and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of such Loan Party, (ii) any Governmental Requirement or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except a Lien in favor of the Administrative Agent for and on behalf of the Lenders under the Security Documents as provided in Article
5) upon any of the revenues or Property of any Loan Party.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 55

[ ]

     Section 7.4    Operation of Business; Licenses and Permits. Each Loan Party
(a) possesses all material Licenses, Permits, franchises and authorizations necessary or appropriate to conduct its businesses substantially as now conducted and as to be conducted, and (b) has complied with all initial and on-going conditions to the issuance and use of all such Licenses, Permits, franchises and authorizations, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. None of such Persons is in violation of any such material Licenses, Permits, franchises or authorizations which could be expected to result in any termination or cessation thereof. All of such material Licenses, Permits, franchises and authorizations required by any Governmental Requirement or issued by any Governmental Authority as of the Closing Date are summarized by category or type, as relevant to the operation of each Loan Party, on Schedule 7.4. Such Licenses and Permits set forth on Schedule 7.4 have been duly issued by the appropriate Governmental Authority (as applicable) and are in full force and effect, and all provisions of such Licenses and Permits have been complied with in all material respects. As of the Closing Date, no such License or Permit is subject to any pending or, to the knowledge of the Borrowers, threatened revocation or termination proceeding or action.

     Section 7.5 Intellectual Property. The Intellectual Property owned or used by each Loan Party in the operation of its business is set forth on
Schedule 7.5. Each Loan Party owns or possesses (or will be licensed or have the full right to use) all Intellectual Property which is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product or service of any Loan Party infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Borrowers, threatened against any such Person contesting its right to sell or otherwise use any product or material or service which could reasonably be expected to have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Person with respect to any material Intellectual Property owned or used by such Person.

     Section 7.6 Litigation and Judgments. Each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of the Borrowers, threatened against or affecting any Loan Party, or that relates to any of the Loan Documents as of the Closing Date, is disclosed on Schedule 7.6. None of such actions, suits, investigations or proceedings could, if adversely determined, reasonably be expected to have a Material Adverse Effect. Except as may be disclosed on
Schedule 7.6, as of the Closing Date, there are no outstanding judgments against any Loan Party. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage that could reasonably be expected to have a Material Adverse Effect.

     Section 7.7 Rights in Properties; Liens. Except as disclosed on Schedule 7.7, none of the Loan Parties owns any right, title or interest in any real Property. Each Loan Party has good and marketable title to or, with respect to leasehold interests, valid leasehold interests in all of its material Properties and assets, real and personal, including the material Properties, assets and leasehold

AMENDED AND RESTATED CREDIT AGREEMENT - Page 56

[ ] interests reflected in the financial statements described in Section 7.2(a), except where failure to have good and marketable title or valid leasehold interests could not reasonably be expected to have a Material Adverse Effect, and none of the Properties or leasehold interests of any of the Loan Parties is subject to any Lien, except Permitted Liens. No Loan Party has granted or voluntarily allowed or permitted to exist any Lien to or in favor of any Person (other than the Administrative Agent for and on behalf of the Lenders as security for the Obligations) which attaches or relates to any of the Collateral and the Liens on the Collateral in favor of the Administrative Agent are perfected, first priority Liens.

     Section 7.8 Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto, and such Loan Documents constitute the legal, valid and binding obligations of such Persons, enforceable against each such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 7.9 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents or any of the Material Contracts to which it is or will be a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect. The consummation of the transactions contemplated by the Loan Documents and the Material Contracts does not require the consent or approval of any other Person, except such consents and approvals
(a) as have been validly obtained and are in full force and effect or (b) as to which the failure to obtain is not, individually or in the aggregate, material. No Loan Party has failed to obtain any material consent, approval, License, Permit, franchise or other authorization of any Governmental Authority necessary for the ownership or use of any of its Properties and the conduct of its business.

     Section 7.10 Debt. As of the Closing Date, the Borrowers do not have any Debt other than (a) the Obligations, and (b) the Debt disclosed on Schedule 7.10 hereto.

     Section 7.11 Taxes. Each of the Loan Parties has filed (a) all income tax returns (federal, state and local) and any material reports required to be filed including all income, franchise, employment, Property and sales tax returns, and
(b) all other material tax returns and reports required to be filed except where failure to file could not reasonably be expected to have a Material Adverse Effect, and has paid all federal and other material taxes (shown on such returns or reports to be due and payable), assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable before they become delinquent, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. There is no proposed tax assessment against any Loan Party which could, if the assessment were made, reasonably be expected to have a Material Adverse Effect.

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     [ ] Section 7.12 Margin Securities. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 7.13 ERISA. None of the Loan Parties or any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.13. Each Plan of the Loan Parties is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan that could reasonably be expected have a Material Adverse Effect. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. None of the Loan Parties or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code or with respect to all of their Pension Plans subject to such requirements, and, as of the Closing Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not and will not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. None of the Loan Parties or any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or, to the Borrowers' knowledge, threatened concerning or involving any Plan that could reasonably be expected to have a Material Adverse Effect. There are no unfunded or unreserved liabilities (on either a going-concern basis or a wind-up basis) relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if a Borrower was required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been or will have been requested or granted under Section 412 of the Code with respect to any Plan. No unfunded or unreserved liability for benefits under any Plan or Plans (exclusive of any Multiemployer Plans) exceeds $500,000, with respect to any such Plan, or $500,000 with respect to all such Plans, in the aggregate as of the Closing Date, on either a going-concern basis or a wind-up basis.

     Section 7.14 Disclosure. No written statement, information, report, representation or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with the Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Borrowers which has had a Material Adverse Effect, and there is no fact known to the Borrowers which might in the future have a Material Adverse Effect except as may have been disclosed in writing to the Administrative Agent.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 58

     [ ] Section 7.15 Loan Parties. Schedule 7.15 attached hereto contains, as of the Closing Date, complete and accurate information regarding (a) the identities of each of the Subsidiaries of the Borrowers, (b) the number of issued and outstanding shares of each class of Capital Stock issued by the Borrowers and each of its Subsidiaries and the identities of, and number and percentage of each of such shares held by, the owner(s) (both of record and beneficially) of such Capital Stock and (c) the jurisdiction of incorporation or other organization of each Loan Party.

     Section 7.16 Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 7.17 Investment Company Act. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.18 Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.19   Environmental Matters.

     (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

          (i) Each Loan Party and all of its respective Properties and operations are in full compliance with all Environmental Laws. No Borrower is not aware of, and no Loan Party has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by such Loan Party with all Environmental Laws;

          (ii) Each Loan Party has obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

          (iii) No Hazardous Materials exist on, about or within or have been (to the knowledge of the Borrowers) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of any Loan Party except in compliance with applicable Environmental Laws. The use which each Loan Party makes and intends to make of its respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their currently owned Properties except in compliance with applicable Environmental Laws;

          (iv) There are no conditions or circumstances associated with the currently owned or leased Properties or operations of any Loan Party that could reasonably be expected to

AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

     [ ] give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities;

          (v) None of the Loan Parties and none of their respective currently or previously owned or leased Properties or operations are subject to any outstanding or, to the knowledge of the Borrowers, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

          (vi) None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that it is or will be subject to, any Environmental Liabilities;

          (vii) None of the Properties of any of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. sections. 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties are in compliance with all applicable financial responsibility requirements of all Environmental Laws; and

          (viii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

     (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any of the Loan Parties.

     Section 7.20 Labor Disputes and Acts of God. Neither the business nor the Properties of any of the Loan Parties are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could reasonably be expected to have a Material Adverse Effect.

     Section 7.21 Material Contracts. Attached hereto as Schedule 7.22 is a complete list, as of the Closing Date, of all Material Contracts of each Loan Party, other than the Loan Documents. All of the Material Contracts are in full force and effect and no Loan Party is in default under any Material Contract and, to the knowledge of the Borrowers after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts prohibits the transactions contemplated under the Loan Documents. Except as may be provided on Schedule 7.22, (a) each of the Material Contracts is currently in the name of a Loan Party and (b) each of the Material Contracts (other than agreements relating to other Debt of the Loan Parties) is assignable to the Administrative Agent as collateral and is assignable by the Administrative Agent

AMENDED AND RESTATED CREDIT AGREEMENT - Page 60

[ ] to a transferee if an Event of Default were to occur. The Borrowers have delivered to the Administrative Agent a complete and current copy of each Material Contract (other than purchase orders entered into in the ordinary course of business) existing on the Closing Date.

     Section 7.22 Bank Accounts. As of the Closing Date, Schedule 7.22 sets forth the account numbers and location of all bank accounts (including lock box and special deposit accounts) of the Borrowers.

     Section 7.23 Outstanding Securities. All outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements.

     Section 7.24 Solvency. Each of the Loan Parties, as a separate entity, is Solvent, both before and after giving effect to the Loans and giving effect to any contributions made, or available to be made from the financial resources of the Company, by the Company to such Loan Party or contribution agreements between the Company and such Loan Party.

     Section 7.25 Employee Matters. Except as set forth on Schedule 7.25, as of the Closing Date (a) neither any Loan Party nor any of its employees is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened against, any Loan Party or its respective employees which could have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 7.25, as of the Closing Date, none of the Loan Parties is subject to an employment contract.

     Section 7.26 Insurance. Schedule 7.26 sets forth a complete and accurate description of all policies of insurance that are in effect as of the Closing Date for the Loan Parties and their Properties. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies and the Borrowers and the owner and holder of each such policy are in material compliance with all of the terms and conditions of such policies.

     Section 7.27 Common Enterprise. The Borrowers and each Loan Party are members of an affiliated group with each other such Person and are collectively engaged in a common enterprise with one another. Each of the Loan Parties expects to derive substantial benefit (and may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans contemplated by this Agreement, both in its separate capacity and as a member of an affiliated and integrated group.

     Section 7.28 Burdensome Agreements. None of the Loan Parties is a party to any indenture, loan agreement, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that is unduly and materially burdensome or that could have a Material Adverse Effect. None of the Loan Parties is

AMENDED AND RESTATED CREDIT AGREEMENT - Page 61

[ ] in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

                                    ARTICLE 8

                              Affirmative Covenants

     The Borrowers covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, they will perform and observe, or cause to be performed and observed, the following covenants:

     Section 8.1 Reporting Requirements. The Borrowers will furnish (or will cause to be furnished) to the Administrative Agent and each Lender:

     (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2001, a copy of the Form 10-K (including all financial statements contained therein) filed by the Company as of the end of and for such fiscal year then ended, together with consolidating schedules for each of the Company and its Subsidiaries (including, without limitation, the Company) with respect to the financial statements contained therein, setting forth in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of such Person's records;

     (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of the Company, a copy of the Form 10-Q (including all financial statements contained therein) filed by the Company as of the end of and for such fiscal quarter then ended, together with consolidating schedules for each of the Company and its Subsidiaries (including, without limitation, the Company) with respect to each of the financial statements contained therein, setting forth in comparative form the information or figures for the corresponding period of the preceding fiscal year, and signed by an appropriate Responsible Officer of the Company as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company and its Subsidiaries (except for year-end adjustments and financial statement footnotes required by GAAP);

     (c) Monthly Financial Statements. As soon as available, and in any event no later than 30 days after the end of each calendar month, a balance sheet and income statement for the Company and its Subsidiaries prepared in accordance with GAAP.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 62

[ ]

     (d) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a Compliance Certificate of a Responsible Officer of the Borrowers substantially in the form of Exhibit E hereto, appropriately completed, stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto;

     (e) Notice of Actions, Suits or Proceedings. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any Loan Party or any License or Permit, which, if determined adversely to a Borrower or any Subsidiary of a Borrower, could reasonably be expected to have a Material Adverse Effect;

     (f) Notice of Default, etc.. As soon as possible and in any event immediately upon the Borrowers' knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrowers have taken and, if and to the extent known, proposes to take with respect thereto;

     (g) ERISA Plan Reports. Promptly after the filing or receipt thereof, copies of all material reports, including annual reports, and notices which a Borrower or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to a Pension Plan or for which a Borrower has any potential material liability; and as soon as possible and in any event within five days after a Borrower knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC, or a Borrower or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of a Borrower setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action that a Borrower has taken and proposes to take with respect thereto;

     (h) Proxy Statements, Etc. As soon as available, one copy of each (if any) financial statement, report, notice or proxy statement sent by the Company to its stockholders or other security holders generally and one copy of each (if any) regular, periodic or special report (including, without limitation, reports on Form 8-K), registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency;

     (i) Insurance. Within 90 days after the end of each fiscal year of the Borrowers, a report in form and substance reasonably satisfactory to the Administrative Agent summarizing all material insurance coverage maintained by the Borrowers as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

     (j) Plan Information. From time to time, as reasonably requested by the Administrative Agent or any Lender, such books, records and other documents relating to any Pension Plan as the Administrative Agent or any Lender shall specify; prior to any termination, partial termination or

AMENDED AND RESTATED CREDIT AGREEMENT - Page 63

[ ] merger of a Pension Plan covering employees of a Borrower or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of a Borrower or any ERISA Affiliate, written notification thereof; promptly upon a Borrower's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;

     (k) Applicable Margin Certificate and Applicable Commitment Fee Rate Certificate. If applicable, concurrently with the delivery of each of the financial statements referred to in Section 8.1(b) and within 45 days after the end of each fiscal quarter of the Company, a certificate of a Responsible Officer of the Borrowers showing in reasonable detail the calculation of the Applicable Margin and the Applicable Commitment Fee Rate of the next Calculation Date;

     (l) Borrowing Base Report. Within 20 days after the end of each calendar month, a Borrowing Base Report certified by a Responsible Officer of the Borrowers;

     (m) Management Letters. Promptly upon each receipt thereof by any Loan Party, a copy of any management letter or other written report submitted to such Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects or Properties of any Loan Party;

     (n) Reports to Other Creditors. Promptly after the furnishing thereof, a copy of any material financial statement or other material statement or report furnished by any Loan Party to any other party pursuant to the terms of any indenture, loan, stock purchase or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other subsection of this Section 8.1;

     (o) Notice of Material Adverse Effect. Within two Business Days after the Borrowers become aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

     (p) Environmental Assessments and Notices. Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any Property of any Loan Party and each notice sent by any Governmental Authority relating to any material failure or alleged material failure to comply with any Environmental Law or any material liability with respect thereto;

     (q) Notices Under Material Contracts. Promptly after the receipt thereof by a Borrower or any Subsidiary of a Borrower and promptly after the delivery thereof by a Borrower or any Subsidiary of a Borrower, a copy of each written notice delivered under any Material Contract, which notice (i) relates to any alleged material default under or material noncompliance with or [ ] proposed

AMENDED AND RESTATED CREDIT AGREEMENT - Page 64 termination of such Material Contract or (ii) otherwise relates to any matter under any Material Contract which could reasonably be expected to have a Material Adverse Effect;

     (r) Accounts Receivable. As soon as available and in any event within 20 days after the end of each calendar month, an aged trial balance of all then-existing Receivables of the Borrowers, including a written explanation with respect to any Receivable in excess of $50,000 that is more than 90 days past due.

     (s) Contracts with Strategic Partners. Concurrently with the delivery of each of the financial statements referred to in Section 8.1(a) and within 90 days after the end of each fiscal year of the Borrowers, a listing of all Material Contracts with the strategic partners of the Borrowers, including a description of the size, scope, pricing bases and duration of such contracts;

     (t) Annual Budget. Concurrently with the delivery of each of the annual and quarterly financial statements referred to in Section 8.1(a) and 8.1(b) and within 90 days after the end of each fiscal year of the Company, an annual budget of the Company and its Subsidiaries, presented on a quarterly basis, including a description of significant assumptions pertinent thereto;

     (u) Quarterly Report as to Key Business Statistics. Reports as to key business and operational statistics of the Borrowers as the Administrative Agent may reasonably request from time to time; and

     (v) General Information. Promptly, such other business, financial, corporate affairs and other similar information concerning the Loan Parties and/or the Collateral as the Administrative Agent may from time to time reasonably request.

     Section 8.2 Maintenance of Existence; Conduct of Business. The Borrowers will, and will cause each Loan Party to, preserve and maintain its entity existence and all of its leases, privileges, Licenses, Permits, franchises, qualifications, Intellectual Property, intangible Property and contract and other rights that are necessary in the ordinary conduct of its business except to the extent that failure to so preserve and maintain such could not reasonably be expected to have a Material Adverse Effect. The Borrowers will, and will cause each Loan Party to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 8.3 Maintenance of Properties and Permits. The Borrowers will, and will cause each Loan Party to, maintain, keep and preserve all of its Properties and Permits necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereof.

     Section 8.4 Taxes and Claims. The Borrowers will, and will cause each Loan Party to, pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither the Borrowers nor any Loan Party shall be required to pay or

AMENDED AND RESTATED CREDIT AGREEMENT - Page 65

[ ] discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

     Section 8.5    Insurance.

     (a) The Borrowers will, and will cause each Loan Party to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities, provided that in any event the Borrowers and the other Loan Parties will maintain:

          (i) Property Insurance. Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of such Person by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be satisfactory to the Administrative Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts as are reasonably available as determined by the Borrowers' independent insurance broker reasonably acceptable to the Administrative Agent.

          (ii) Automobile Liability Insurance for Bodily Injury and Property Damage. Insurance in respect of all vehicles (whether owned, hired or rented by such Person) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (iii) Comprehensive General Liability Insurance. Insurance against claims for bodily injury, death or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks and waterways) of such Person, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (iv) Worker's Compensation Insurance. Worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

Without limiting the generality of the foregoing, the Borrowers shall purchase and maintain in effect all-risk, property and casualty insurance (including casualty insurance covering earthquake and flood damage if required) reasonably acceptable and in amounts reasonably acceptable to the Administrative Agent and liability insurance covering the operations of the Borrowers. All insurance shall be written by financially responsible companies selected by the applicable Loan Party and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Administrative Agent. Each policy referred to in

AMENDED AND RESTATED CREDIT AGREEMENT - Page 66 this Section 8.5 shall name the Administrative Agent (for the benefit of itself and the other Lenders) as loss payee (with respect to casualty insurance policies) and additional insured (with respect to liability insurance policies) and shall provide that it will not be canceled, amended or reduced except after not less than 30 days' prior written notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of any Loan Party. The Borrowers will advise the Administrative Agent promptly of any policy cancellation, reduction or material amendment. For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Loan Parties are located.

     (b) The Borrowers will cause each Insurance Recovery (other than any portion of an Insurance Recovery payable to a landlord to repair or replace Property leased by the Borrowers or any of its Subsidiaries) payable by any insurance company to be deposited promptly with the Administrative Agent as security for the Obligations if a Default has then occurred and is continuing, and will pay all Insurance Recoveries to the Administrative Agent for application against the Obligations if and to the extent required in accordance with Section 2.7(a).

     (c) If a Default shall have occurred and be continuing, the Borrowers will cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrowers or any of its Subsidiaries and all awards of compensation for any Property of a Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Administrative Agent to be applied against or held as security for the Obligations, at the election of the Administrative Agent and the Required Lenders.

     Section 8.6 Inspection Rights. The Borrowers will, and will cause each of the Loan Parties to, permit representatives and agents of the Administrative Agent and the Lenders, during normal business hours and upon reasonable notice to the Borrowers, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. The Borrowers will authorize, and will cause each of the Loan Parties to authorize, its accountants to comply with this Section 8.6. The Administrative Agent or its representatives may, at any time and from time to time at the Borrowers' expense, conduct field exams for such purposes as the Administrative Agent may reasonably request. The Lender expects that such field exams will be performed twice per calendar year.

     Section 8.7 Keeping Books and Records. The Borrowers will, and will cause each of the Loan Parties to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by the Borrowers with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the

AMENDED AND RESTATED CREDIT AGREEMENT - Page 67

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interpretation of any of the covenants, standards or terms contained in this
Agreement, the Borrowers and the Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the financial condition or performance of the Loan Parties shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

     Section 8.8 Compliance with Laws. The Borrowers will, and will cause each of the Loan Parties to, comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 8.9 Compliance with Agreements. The Borrowers will, and will cause each of the Loan Parties to, comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 8.10 Further Assurances. The Borrowers will execute and deliver and will cause each of the Loan Parties to execute and deliver such further agreements, documents and instruments (including, without limitation, financing statements and amendments to financing statements specifying each item of the Collateral and the serial number therefor) and take such further actions as may be reasonably requested by the Administrative Agent to carry out the terms and provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Administrative Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens.

     Section 8.11 ERISA. The Borrowers will, and will cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any material liability thereunder.

     Section 8.12 Non-Consolidation. The Borrowers will, and will cause each other Loan Party to: (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Loan Party; (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such Loan Party; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's entity actions, which meetings will be separate from those of other Loan Parties.

     Section 8.13 Trade Accounts Payable. The Borrowers will, and will cause each other Loan Party to, pay all trade accounts payable before the same become more than 90 days past due, except (a) trade accounts payable contested in good faith or (b) trade accounts payable in an aggregate amount not to exceed $1,000,000 at any time outstanding and with respect to which no proceeding to enforce collection has been commenced or, to the knowledge of the Borrowers, threatened.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

     Section 8.14 Delivery of Certain Amendments and Material Contracts. The Borrowers will, and will cause each other Loan Party to, promptly deliver to the Administrative Agent any amendment, modification or supplement to (a) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Borrowers or any other Loan Party, (b) any Material Contract to which it is a party or any License or Permit which it possesses. The Borrowers will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent, promptly after such Material Contract comes into existence, a true and correct copy of each Material Contract in existence which is not identified on Schedule 7.21.

     Section 8.15 Management. The Company shall retain its current chief executive officer and its current chief financial officer or, in the event of the termination of employment of either such person, shall replace such individual with an individual having qualifications reasonably satisfactory to the Required Lenders.

                                    ARTICLE 9

                               Negative Covenants

     The Borrowers covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

     Section 9.1 Debt. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, incur, create, assume or permit to exist any Debt, except:

     (a)  Debt to the Lenders and the Issuing Bank pursuant to the Loan
Documents;

     (b) unsecured Debt under Interest Rate Protection Agreements entered into for purposes of fixing the rate of interest on variable rate Debt of the Borrowers in a maximum amount of the amount of Debt of the Borrowers bearing interest at a variable rate; provided, however, that Debt thereunder may be secured if such Debt constitutes a part of the Obligations;

     (c) (i) existing Debt in the principal amounts and as otherwise described on Schedule 7.10 hereto and renewals, extensions or refinancings of such Debt which do not increase the outstanding principal amount of such Debt, which do not shorten the maturity of any principal of such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date, (ii) purchase money Debt (including Capital Lease Obligations) secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause (g) of the definition of Permitted Liens contained in Section 1.1.

     (d) liabilities of the Borrowers in respect of unfunded vested benefits under any Plan if and to the extent that the existence of such liabilities will not constitute, cause or result in a Default.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 69

     Section 9.2 Limitation on Liens. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, incur, create, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens and will not enter into any negative pledge or similar arrangement in favor of other creditors (other than such negative pledge or similar arrangement under purchase money Debts and Capital Lease Obligations with respect to the assets financed or secured thereby).

     Section 9.3 Mergers, Etc. The Borrowers will not, and will not permit its Subsidiaries to, (a) become a party to a merger or consolidation, (b) wind-up, dissolve or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person; provided, however, that any Subsidiary of a Borrower may merge with and into such Borrower or a Wholly-Owned Subsidiary of such Borrower if such Borrower or a Wholly-Owned Subsidiary of such Borrower is the surviving entity in such merger, provided that no consideration is given by the surviving entity in such merger other than the issuance of any Capital Stock of the surviving entity. The surviving entity in any such merger shall ratify the Guaranty, the Security Documents and other indebtedness, liabilities and obligations of the non-surviving entity under the Loan Documents.

     Section 9.4 Restricted Payments. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, make any Restricted Payments, except:

     (a) subject to the subordination provisions relating thereto, the Borrowers may make regularly scheduled payments of interest accrued or principal owing on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which terms have been expressly approved in writing by the Administrative Agent;

     (b) Subsidiaries of the Company may make Restricted Payments to the Company;

     (c) the Borrowers may make temporary loans or advances to employees, officers and directors of the Loan Parties in the ordinary course of business; and

     (d) Restricted Payments relating to (i) the one-time repurchase of Capital Stock expressly approved in writing by the Administrative Agent including the approved one-time repurchase of Capital Stock worth $3,000,000.00 presently contemplated by the Company; and (ii) that certain Promissory Note to Gregory Pratt.

provided, however, that no Restricted Payments may be made pursuant to clause
(a) or (b) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

     Section 9.5 Investments. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called "Investments"), except:

AMENDED AND RESTATED CREDIT AGREEMENT - Page 70

     [ ] (a) Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrowers or another Loan Party;

     (b)  existing Investments identified on Schedule 9.5 hereto;

     (c) Investments in securities issued or guaranteed by the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

     (d) Investments in certificates of deposit and LIBOR time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

     (e) Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) preceding with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

     (f) Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 270 days from the date of acquisition;

     (g)  (i) Investments (other than Intercompany Debt referred to in clause
(h) below) by the Borrowers in their Subsidiaries existing on the Closing Date or required to occur in accordance with this Agreement, (ii) additional Investments by the Borrowers in their Subsidiaries made after the Closing Date, and (iii) Investments in joint ventures which, together with intercompany Debt referred to in clause (h) below, does not exceed $2,500,000 in aggregate amount at any time outstanding;

     (h) Intercompany Debt, provided that payment of such Debt shall be fully subordinated to the Obligations pursuant to terms and provisions approved by the Administrative Agent in writing and that no Event of Default shall occur or result from such Intercompany Debt;

     (i)  Interest Rate Protection Agreements entered into in compliance with
Section 9.1(b);

     (j) temporary loans or advances to employees, officers and directors of the Loan Parties in the ordinary course of business and notes receivable from employees and officers in respect of the exercise of options to purchase Capital Stock of the Company under stock option or grant plans approved by the Board of the Company; and

(k) Acquistions of any Person or the assets of any Person made without utilizing the proceeds of an Advance hereunder;

provided, however, that no Investments may be made by the Borrowers pursuant to clauses (g), (h), (k) or (l) preceding if a Default exists at the time of such Investment or would result therefrom.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 71

[ ]

     Section 9.6 Limitation on Issuance of Capital Stock. The Borrowers will not permit any of its Subsidiaries to, at any time issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock, in each case to any Person other than the Borrowers. All such Capital Stocks, securities, options, warrants and other rights issued, sold, assigned or disposed of shall be, and shall continue to be, subject to a first priority Lien in favor of the Administrative Agent as security for the payment and performance of the Obligations.

     Section 9.7 Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of a Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such Borrower; provided, however, that transactions between or among the Borrowers and such Subsidiaries and Affiliates may be on terms more favorable to the Borrowers than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrowers.

     Section 9.8 Disposition of Property. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except (subject to the succeeding proviso):

     (a) dispositions of Inventory (other than equipment) in the ordinary course of business, and expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement or Investments expressly permitted in accordance with this Agreement;

     (b) Asset Dispositions of Property, other than accounts and Receivables, by the Borrowers made in the ordinary course of business if each of the following conditions have been satisfied: (i)(A) the Net Proceeds from any single Asset Disposition or series of related Asset Dispositions in any fiscal year do not exceed $500,000 and (B) the Borrowers or their Subsidiaries (as applicable) receives fair consideration for such assets and (ii) no Default exists at the time of or will result from such Asset Disposition;

     (c) Asset Dispositions of Property, other than equipment, accounts and Receivables, by a Borrower or a Subsidiary to any Wholly-Owned Subsidiary of such Borrower if each of the following conditions have been satisfied: (i) the assets sold, disposed of or otherwise transferred to a Wholly-Owned Subsidiary of a Borrower shall continue to be subject to a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of the Administrative Agent) in favor of the Administrative

AMENDED AND RESTATED CREDIT AGREEMENT - Page 72

[ ] Agent and the Lenders, and (ii) no Default exists at the time of or will result from such Asset Disposition; and

     (d) dispositions of Property no longer used or useful in the ordinary course of business, including, without limitation, dispositions of equipment being exchanged or replaced with comparable or better equipment.

     Section 9.9 Sale and Leaseback. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

     Section 9.10 Lines of Business. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, engage in any business other than information technology consulting, e-commerce, staff augmentation, outsourcing, health care software development and design and construction of technical control room interiors.

     Section 9.11 Environmental Protection. The Borrowers will not, and will not permit any Loan Party to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which a Borrower or any Loan Party would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.12 Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents, the Borrowers will not, and will not permit any Loan Party to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to (a) pay dividends or make any other distribution to the Borrowers or any of their Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Borrowers or any of their Subsidiaries, (c) make any loan or advance or capital contribution to the Borrowers or any of their Subsidiaries, (d) sell, lease or transfer any of its Property to the Borrowers or any of their Subsidiaries, (e) comply with the terms and provisions of Section 8.18, or (f) grant any Lien on any of its or their Properties.

     Section 9.13 Management Fees. Except as set forth on Schedule 9.13, the Borrowers and their Subsidiaries shall not pay any management fees.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 73

     [ ] Section 9.14 Modification of Certain Agreements. The Borrowers will not, and will not permit any Loan Party to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Borrowers or any other Loan Party or (b) any Material Contract to which it is a party, or any License or Permit which it possesses; provided, however, that the Loan Parties may amend or modify (i) the documents referred to in clause (a) preceding if and to the extent that such amendment or modification is not substantive or material and could not be adverse to any Loan Party, the Administrative Agent or any Lender, provided, however, that none of such documents referred to in clause (a) preceding may be amended or modified as they relate to, in any way, any capital contribution to the Borrowers or any obligation or agreement relating thereto, and (ii) the Material Contracts referred to in clause (b) preceding if and to the extent that such amendment or modification could not reasonably be expected to be materially adverse to any Loan Party, the Administrative Agent or any Lender.

     Section 9.15 ERISA. The Borrowers will not, and will not permit any Loan Party to:

     (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $500,000 with respect to any such Plan or $1,000,000 with respect to all such Plans in the aggregate on either a going concern or a wind-up basis; or

     (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

     Section 9.16 No Prepayment of Debt, Etc. The Borrowers will not, and will not permit any Subsidiary of a Borrower to, directly or indirectly, make any optional prepayment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt, prior to 30 days before its originally stated maturity (or its stated maturity as of the Closing Date in the case of Debt outstanding on the Closing Date), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:

     (a) prepayments of the Loans or other Obligations pursuant to or as permitted by the Loan Documents;

     (b) prepayments made with the proceeds of new Debt incurred for the purpose of refinancing the Debt being prepaid, provided that (i) no portion of such new Debt matures or is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Debt being prepaid (including as a result of any prepayment or redemption upon the occurrence of a condition), (ii) such new Debt (A) is subordinated to the Obligations to at least the same extent as the Debt being refinanced if such Debt is subordinated debt or (B) is permitted in accordance with this

AMENDED AND RESTATED CREDIT AGREEMENT - Page 74

[ ] Agreement, and (iii) no Default or Event of Default then exists or would result from such prepayment or refinancing; and

     (c) prepayments of trade payables incurred in the ordinary course of the Borrower's or any Subsidiary's business and not overdue by more than 120 days.

In addition, the Borrowers will not, and will not permit any Subsidiary of a Borrower to, prepay any rent or other obligations under any operating lease or any other Material Contract prior to 90 days before the originally stated due date therefor (or the due date therefor as of the Closing Date in the case of operating leases on Material Contracts in existence on the Closing Date).

                                   ARTICLE 10

                               Financial Covenants

     Section 10.1 Minimum Net Worth. The Company and its Consolidated Subsidiaries will, (i) for the fiscal quarter ended December 31, 2002, maintain Net Worth in an amount not less than $32,500,000; (ii) for the fiscal quarter ended March 31, 2003, maintain Net Worth in an amount not less than $30,800,000;
(iii) for the fiscal quarter ended June 30, 2003, maintain Net Worth in an amount not less than $31,300,000; (iv) for the fiscal quarter ended September 30, 2003 and each fiscal quarter thereafter, maintain Net Worth in an amount not less than $31,300,000 plus (b) 75% of each quarter's Net Income, if positive (with no reduction for losses), plus (c) 100% of all Net Proceeds of each Equity Issuance which occurs after the Closing Date.

     Section 10.2 Fixed Charge Coverage (Available Cash Flow/Consolidated Fixed Charges) and Deferral Thereof. Beginning with the fiscal quarter ended September 30, 2003, and continuing through December 31, 2003, the Company will not permit the ratio of (a) Available Cash Flow measured on a year to date annualized basis to (b) Consolidated Fixed Charges measured on a year to date annualized basis to be less than 1.00 to 1.00. Beginning with the four fiscal quarters ended March 31, 2004, and continuing on a rolling four quarter basis, the Company will not permit the ratio of (a) Available Cash Flow at the end of any fiscal quarter for the period of the four prior fiscal quarters to (b) Consolidated Fixed Charges for the four fiscal quarter period ending on such date to be less than 1.20 to 1.00.

     Section 10.3 Operating Leverage (Funded Debt/EBITDA) and Deferral Thereof. Beginning with the fiscal quarter ended September 30, 2003, the Company will not permit the ratio of (a) Funded Debt outstanding at the end of any of the fiscal quarter to (b) EBITDA at the end of such fiscal quarter for the period of the four prior fiscal quarters, to exceed 2.75 to 1.00.

     Section 10.5 Minimum Quarterly EBITDA. For the fiscal quarter ended December 31, 2002, the Company shall maintain EBITDA of at least $300,000.00. For the fiscal quarter ended March 31, 2003, the Company shall maintain EBITDA of at least $1,570,000.00. For the fiscal quarter ended June 30, 2003, the Company shall maintain EBITDA of at least $1,580,000.00. For the fiscal quarter ended September 30, 2003, the Company shall maintain EBITDA of at least

AMENDED AND RESTATED CREDIT AGREEMENT - Page 75

[ ] $2,110,000.00. For the fiscal quarter ended December 31, 2003, the Company shall maintain EBITDA of at least $2,340,000.00.

                                   ARTICLE 11

                                     Default

     Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

     (a) (i) The Borrowers shall fail to pay, repay or prepay when due, any amount of principal or interest owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, or (ii) the Borrowers shall fail to pay, within five Business Days after notice from Administrative Agent of the due date thereof, any fee, expense or other amount or other Obligation owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document.

     (b) Any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made and, in the case of any certificate, report or notice if the same shall not be corrected within seven days of notice from the Administrative Agent.

     (c) Any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 5.1, 8.1(f), 8.2, 8.14, Article 9 or Article 10; any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Article 5 or Section 8.1, 8.3, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.13 or 8.15, and such failure is not remedied or waived within ten days after a Loan Party has notice of such failure; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

     (d) Any Loan Party ceases to be Solvent (giving effect to any contributions made, or available to be made from the financial resources of the Company, by the Company to such Loan Party or contribution agreements between the Company and such Loan Party) or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

     (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its

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

[ ] debts as such debts become due, subject to any applicable grace periods,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable Governmental Requirement, (vii) dissolve, or (viii) take any entity action for the purpose of effecting any of the foregoing.

     (f) A proceeding or case shall be commenced, without the application or consent of any Loan Party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against any Loan Party and shall continue unstayed and in effect for any period of 60 consecutive days.

     (g) Any Loan Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $500,000 against any of its Properties.

     (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against any Loan Party on claims not covered by insurance and the same shall not be discharged, bonded or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and any Loan Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt of such Loan Party (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $250,000 or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 77

     [ ] (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has further liability or obligation under any of the Loan Documents; or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby.

     (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Pension Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $500,000.

     (l)  The occurrence of any Material Adverse Effect.

     (m)  The occurrence of any Change in Control.

     Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may and, if directed by the Required Lenders, the Administrative Agent shall do any one or more of the following:

     (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrowers under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers;

     (b) Termination of Commitments. Terminate each of the Commitments without notice to the Borrowers;

     (c)  Judgment. Reduce any claim to judgment;

AMENDED AND RESTATED CREDIT AGREEMENT - Page 78

     [ ](d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

     (e) Rights. Exercise any and all rights and remedies afforded by the laws of the Commonwealth of Virginia, the State of Maryland or any other jurisdiction, by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or Section 11.1(f), the Commitments of all of the Lenders shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrowers under the Loan Documents shall thereupon become immediately and automatically due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     Section 11.3 Performance by the Administrative Agent, etc.. If the Borrowers shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may perform or attempt to perform, or may cause any Lender (with the consent of such Lender) to perform or attempt to perform, such covenant or agreement on behalf of the Borrowers. In such event, the Borrowers shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at its Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrowers or any other Person under this Agreement or any of the other Loan Documents.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 79

[ ]
                                   ARTICLE 12

                            The Administrative Agent

     Section 12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders,
(d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. The Administrative Agent shall not be deemed to have any fiduciary relationship with any Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 80

     [ ] Section 12.2 Rights of Administrative Agent as a Lender. With respect to its Commitments, the Loans made by it and the Note(s) issued to it, Bank of America, N.A. (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Borrowers or any of their Affiliates and any other Person who may do business with or own securities of the Borrowers or any of their Affiliates, all as if it were not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

     Section 12.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Borrowers specifying such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

     Section 12.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT FROM AND HOLD THE ADMINISTRATIVE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE COMMITMENTS), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ADMINISTRATIVE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE

AMENDED AND RESTATED CREDIT AGREEMENT - Page 81

[ ] ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS
SECTION 12.4, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

     Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of the Borrowers (or any other Person). Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party which may come into the possession of the Administrative Agent or any of its Affiliates.

     Section 12.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with any of its Commitments shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each

AMENDED AND RESTATED CREDIT AGREEMENT - Page 82

[ ] nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

     Section 12.7 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent. Each Administrative Agent (including each successor Administrative Agent) agrees that, so long as it is acting as Administrative Agent under this Agreement, it shall be a Lender under this Agreement.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 83

[ ]
                                   ARTICLE 13

                                  Miscellaneous

     Section 13.1 Expenses. The Borrowers hereby agree, on demand, to pay or reimburse the Administrative Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent accrued in connection with the drafting, preparation, negotiation, execution and delivery of the Loan Documents and in connection with any and all waivers, amendments, modifications, renewals, extensions and supplements of or to the Loan Documents, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of legal counsel (including all local counsel) for the Administrative Agent, (b) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for the Administrative Agent and/or any Lender, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports.

     Section 13.2 INDEMNIFICATION. THE BORROWERS HEREBY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY FORECLOSURE RIGHT OR OTHER RIGHT OR REMEDY WHETHER OR NOT SUCH EXERCISE IS IN COMPLIANCE WITH LAWS AFFECTING OTHER PERSONS OR RESULTS IN DAMAGES PAYABLE TO OTHER PERSONS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWERS OF ANY MATERIAL REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN,
(E) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF [ ] THE PROPERTIES OF THE BORROWERS OR

AMENDED AND RESTATED CREDIT AGREEMENT - Page 84

ANY OF THEIR AFFILIATES, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, OR (F) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY THE BORROWERS, ANY CREDITOR OR ANY OTHER PERSON; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS.

     Section 13.3 Limitation of Liability. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrowers or any Affiliate of the Borrowers in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrowers hereby waive, release and agree not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrowers or any of their Affiliates or any other Person.

[ ]

AMENDED AND RESTATED CREDIT AGREEMENT - Page 85

     Section 13.5 No Fiduciary Relationship. The relationship between the Borrowers and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrowers or any of their Affiliates, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrowers and any Lender, or such Affiliate and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrowers or any of their Affiliates and the Lenders.

     Section 13.6 Equitable Relief. The Borrowers recognize that, in the event they fail to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrowers therefore agree that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 86

     [ ] Section 13.8 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) the Lenders shall not grant any participation under which the participant shall have the right to approve (or under which the consent of the participant must be obtained prior to the Lenders' being able to approve) any amendment or waiver of this Agreement or the other Loan Documents, except to the extent that such amendment or waiver (A) increases any Commitment, (B) reduces the interest rate or the amount of principal or fees applicable to the Loans or Commitments in which such participant is participating, (C) extends the Revolving Loans Maturity Date or the Term Loans Maturity Date any Term Loan, (D) releases any of the Collateral (except as provided for herein or in any other Loan Document) or any guaranty of the Obligations, or (E) releases any Loan Party from its monetary Obligations under any of the Loan Documents.

     (b) The Borrowers and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all or any part of its rights and/or obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and/or Loans) (each an "Assignee"); provided, however, that (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and/or obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment(s) and/or Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 calculated based upon the aggregate amount of the Commitment(s) and/or Loans assigned and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as may be approved by the Administrative Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan

AMENDED AND RESTATED CREDIT AGREEMENT - Page 87

[ ] Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4,
Section 13.1 and Section 13.2 accrued through the date of assignment shall continue). The Borrowers will provide full and prompt assistance to each Lender as it may reasonably request from time to time in connection with such Lender's efforts to assign its Commitments and/or Loans or sell any participation interest therein. Such assistance shall include, without limitation, making senior officers of the Borrowers available for meetings with prospective Lenders and participants and providing (in a timely manner) such assistance as may be reasonably requested by such Lender and/or its advisors, including, without limitation, providing information to and responding to inquiries from such prospective Lenders and participants with respect to the businesses, operations, business plan, financial condition and results of operations of the Borrowers. In the event that syndication of the Loans cannot be achieved in a manner satisfactory to Bank of America, N.A. under the existing structure, the Borrowers agree that Bank of America, N.A. shall be entitled, in consultation with the Borrowers, to change the pricing, structure or other terms of the Loans if Bank of America, N.A. determines that such changes are advisable to ensure a successful syndication or an optimal credit structure, provided that the total amount of the Loans remains unchanged. The agreement in this paragraph shall survive the Closing Date.

     (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrowers or any of their Affiliates or the performance or observance by the Borrowers or any of their Affiliates of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 88

[ ]

     (d) The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note(s) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt written notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note evidencing the Loans assigned, a new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C-1 and Exhibit C-2 hereto.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrowers or any of their Affiliates furnished to such Lender by or on behalf of the Borrowers or any of their Affiliates; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.21.

     (g) Any Lender may assign and pledge any Note held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by the Borrowers for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy the Borrowers' obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

     (h) The Borrowers shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrowers (which request the Borrowers makes by the

AMENDED AND RESTATED CREDIT AGREEMENT - Page 89

[ ] execution of this Agreement) shall be kept by the Administrative Agent on behalf of the Borrowers at no extra charge to the Borrowers at the address to which notices to the Administrative Agent are to be sent hereunder) on which it shall enter the name of the registered owner of each of the Loans which is evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this Section 13.8, a Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrowers and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by the Borrowers and any Lender at any reasonable time upon reasonable prior notice.

     (i) The Borrowers will not become a party to any loan agreement, credit agreement or similar agreement which restricts or prohibits the right or ability of any lender which is a party thereto to become a Lender under this Agreement.

     (j) The Borrowers shall provide prompt assistance to the Administrative Agent and the Lenders in connection with their efforts in syndicating the Loans and Commitments. Such assistance shall include making senior officers and other representatives of the Borrowers and their Affiliates available for meetings with prospective Lenders and providing, in a timely manner, such assistance as may be reasonably requested by the Administrative Agent or its advisors, including, without limitation, providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, results and other matters relating to the business of the Borrowers and the other Loan Parties.

     Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Reimbursement Obligations and the other Obligations.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 90

     [ ] Section 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which the Borrowers are a party, nor any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Borrowers in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Borrowers, do any of the following: (a) increase the Commitments of the Lenders (or any Lender) or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) change the commitment percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Section 3.2,
3.3 or 5.1 or this Section 13.11 or modify the definition of "Eligible Receivables," "Required Lenders," "Borrowing Base" contained in Section 1.1; or
(f) except as expressly authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents; and provided further, however, that no amendment, waiver or consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the agreement of the Borrowers. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to (i) Article 12 hereof without the prior written consent of the Administrative Agent, or (ii) any condition precedent set forth in Article 6 with respect to the making of any Term Loans or the Revolving Loans without the prior written consent of the Lenders that hold, at the time of such amendment, waiver or consent, at least a majority (in Dollar amount) of the Term Loans Facility Shares or the Revolving Loans Commitments, respectively.

     Section 13.12  Maximum Interest Rate.

     (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the

AMENDED AND RESTATED CREDIT AGREEMENT - Page 91 aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest [ ] which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

     (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Administrative Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Administrative Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrowers. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrowers, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Administrative Agent and/or the Lenders, as appropriate, shall refund to the Borrowers the amount of such excess and, in such event, the Administrative Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

     Section 13.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrowers are a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by

AMENDED AND RESTATED CREDIT AGREEMENT - Page 92 telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or [ ] addressed as aforesaid; provided, however, that notices to the Administrative Agent shall be deemed given when received by the Administrative Agent.

     Section 13.14

     ARBITRATION.

     (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (b) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWERS' DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     (c) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDERS OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDERS HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY

AMENDED AND RESTATED CREDIT AGREEMENT - Page 93

REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDERS MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     Section 13.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES). THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA AND (2) ANY VIRGINIA STATE COURT SITTING IN FAIRFAX COUNTY, VIRGINIA, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ARBITRATION PURSUANT TO SECTION 13.14, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. THE BORROWERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

     Section 13.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.17 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

AMENDED AND RESTATED CREDIT AGREEMENT - Page 94

     [ ] Section 13.18 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 13.19 Construction. The Borrowers, the Administrative Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 13.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.21 Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrowers to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed, (f) in connection with any litigation to which the Administrative Agent, any Lender or their respective Affiliates may be a party,
(g) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (h) to such Lender's legal counsel, independent auditors and affiliates, and (i) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this Section 13.21.

     Section 13.22 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

     Section 13.23 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement of the other Loan Documents where the approval, consent or exercise of judgment of the Administrative Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the

AMENDED AND RESTATED CREDIT AGREEMENT - Page 95

[ ] Administrative Agent or such Lender, respectively, and the Administrative Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Administrative Agent or such Lender, and (b) no approval or consent of the Administrative Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

     Section 13.24 Service of Process. The Borrowers irrevocably consent to the service of process by the mailing thereof by the Administrative Agent or the Required Lenders by registered or certified mail, postage prepaid, to the Borrowers at the address listed on the signature pages hereof. Nothing in this
Section 13.24 shall affect the right of the Administrative Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their Property in the court of any jurisdiction.

     Section 13.25 Amendment and Restatement of Original Credit Agreement. This Agreement is only an agreement amending and restating the provisions of the Original Credit Agreement. All of the provisions of the Original Credit Agreement are incorporated herein by reference and shall continue in full force an effect, as amended and restated hereby. The Borrowers hereby ratify and confirm all of their obligations under the Original Credit Agreement, as amended and restated hereby. The Borrowers agree that it is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge, or constitute, create or effect a novation of or an agreement to extinguish any of the obligations under the Original Credit Agreement. In the event of any conflict between the provisions of this Agreement and the Original Credit Agreement, the provisions of this Agreement shall take precedence and govern.

                  [Remainder of page intentionally left blank.]

AMENDED AND RESTATED CREDIT AGREEMENT - Page 96

     [ ] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

                    "BORROWERS:"

                                 OAO TECHNOLOGY SOLUTIONS, INC.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:  J. Jeffrey Fox
                                      Title: Sr. Vice President - Finance,
                                             Chief Financial Officer

                                 OAO TECHNOLOGY SOLUTIONS
                                 FEDERAL SYSTEMS, INC., successor
                                 by name change to O.A.O. Systems, Inc.


                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Chief Financial Officer

                                 OAO TECHNOLOGY SOLUTIONS

                                 (CANADA) INC., successor by
                                 name change to OAO Canada
                                 Ltd.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Chief Financial Officer

AMENDED AND RESTATED CREDIT AGREEMENT - Page 97

                                 OAO TECHNOLOGY SOLUTIONS UK
                                 LIMITED, successor by name
                                 change to OAO/ICOR (UK),
                                 LTD.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Chief Financial Officer

                                 OAO HEALTHCARE SOLUTIONS INC.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Chief Financial Officer

                                 OAO TRANSITION, LLC

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative


                                 OAO HEALTH SERVICES PROCESSING, INC.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative

                                 OAO TECHNOLOGY SOLUTIONS EUROPE B.V.

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative


                                 [ ] OAO TECHNOLOGY SOLUTIONS ITALIA SRL.


                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative

AMENDED AND RESTATED CREDIT AGREEMENT - Page 98

                                 OAO TECHNOLOGY SOLUTIONS

                                  DEUTSCHLAND GMBH

                                  By:                                   (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative


                                 OAO TECHNOLOGY SOLUTIONS

                                 FRANCE SARL

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative


                                 OAO TECHNOLOGY SOLUTIONS

                                 BELGIUM SPRL

                                 By:                                    (SEAL)
                                      ----------------------------------
                                      Name:    J. Jeffrey Fox
                                      Title:   Authorized Representative



                                 Address for All Notices:
                                 -----------------------
                                 OAO Technology Solutions, Inc.
                                 7500 Greenway Center Drive, 16th Floor
                                 Greenbelt, Maryland 20770
                                 Attention:        J. Jeffrey Fox
                                 Telephone:        (301) 486-2313
                                 Telecopy:         (301) 486-0415

AMENDED AND RESTATED CREDIT AGREEMENT - Page 99

                                 [ ] ADMINISTRATIVE AGENT:

                                 BANK OF AMERICA, N.A.,
                                 A national banking association
                                 as Administrative Agent

                                 By:                                    (SEAL)
                                      ----------------------------------
                                 Name: Jessica L. Tencza
                                 Title: Vice President

                                 Address for Notices:
                                 -------------------
                                 8300 Greensboro Drive, Suite 550
                                 McLean, Virginia 22101-3604
                                 Attention:        Jessica L. Tencza
                                 Telephone:        (703) 761-8558
                                 Telecopy:         (703) 761-8246

                                 LENDERS:
                                 -------

Revolving Loans
Commitment:     $15,000,000

                                 BANK OF AMERICA, N.A.,
                                 A national banking association

Term Loans
Facility Share: $ 9,000,000       By:                                    (SEAL)
                                    ------------------------------------
                                 Name: Jessica L. Tencza
                                 Title: Vice President

                                 Address for Notices:
                                 -------------------
                                 8300 Greensboro Drive, Suite 550
                                 McLean, Virginia 22101-3604
                                 Attention:        Jessica L. Tencza
                                 Telephone:        (703) 761-8558
                                 Telecopy:         (703) 761-8246

AMENDED AND RESTATED CREDIT AGREEMENT - Page 100